As filed with the Securities and Exchange Commission on May 2, 1997.
                                            Registration Statement No. 333-19239


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE

                             SECURITIES ACT OF 1933

                                TASTY FRIES, INC.
                 (Name of Small Business Issuer in its Charter)

         NEVADA                           2000                             65-0259052
 (State of Incorporation)     (Primary Standard Industrial     (IRS Employer Identification No.)
                               Classification Code Number)

                          650 SENTRY PARKWAY, SUITE ONE
                          BLUE BELL, PENNSYLVANIA 19422
                                 (610) 941-2109

          (Address and telephone number of principal executive offices and principal place of business)

             EDWARD C. KELLY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TASTY FRIES, INC.
                          650 SENTRY PARKWAY, SUITE ONE
                          BLUE BELL, PENNSYLVANIA 19422
                                 (610) 941-2109

            (Name, address and telephone number of agent for service)

                                   Copies to:
                  KIPNIS TESCHER LIPPMAN VALINSKY & KAIN, P.A.
                         ONE FINANCIAL PLAZA, SUITE 2308
                         FORT LAUDERDALE, FLORIDA 33394
                     ATTENTION: MICHELLE KRAMISH KAIN, ESQ.
                                 (954) 467-1964
                              (954) 467-2264 (FAX)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act of 1933, as amended (the "Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREFORE BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8 (A), MAY DETERMINE.


                                TASTY FRIES, INC.
                              CROSS REFERENCE SHEET

         FORM SB-2 ITEM NUMBER AND CAPTION                    CAPTION IN PROSPECTUS
         ---------------------------------                    ---------------------
1.       Front of Registration Statement                      Facing Page of Registration Statement;
           and Outside Front Cover Page of                      Outside Front Cover Page
           Prospectus

2.       Inside Front and Outside Back                        Inside Front and Outside Back
           Cover Pages of Prospectus                            Cover Pages

3.       Summary Information and                              Prospectus Summary; Risk Factors;
           Risk Factors                                         The Company

4.       Use of Proceeds                                      Prospectus Summary; Use of Proceeds

5.       Determination of Offering Price                      Outside Front Cover Page;
           Price                                                 Use of Proceeds

6.       Dilution                                             Dilution

7.       Selling Stockholders                                 Selling Securityholders

8.       Plan of Distribution                                 Outside Front Cover Page; Risk Factors;
                                                                Plan of Distribution

9.       Legal Proceedings                                    Business - Litigation

10.      Directors, Executive                                 Management
           Officers, Promoters
           and Control Persons

11.      Security Ownership                                   Principal Securityholders
           Of Certain Beneficial
           Owners and Management

12.      Description of Securities                            Prospectus Summary; Risk Factors;
                                                                Description of Securities.
                                       3



         FORM SB-2 ITEM NUMBER AND CAPTION                    CAPTION IN PROSPECTUS

13.      Interests of Named                                   Legal Matters; Experts
           Experts and Counsel

14.      Disclosure of Commission                             Indemnification of
           Position on Indemnification                          Directors and Officers
           for Securities Act Liabilities

15.      Organization Within                                  Not Applicable
           Last Five Years

16.      Description of Business                              Prospectus Summary; Business

17.      Management's Discussion                              Management's Discussion and
           and Analysis or Plan of                              Analysis of Financial Condition and Results
           Operation(s)                                         of Operation - Plan of Operation

18.      Description of Property                              Business - Property

19.      Certain Relationships and                            Certain Transactions
           Related Transactions

20.      Market for Common Equity                             Outside Front Cover Page; Risk Factors;
           and Related Stockholder Matters                      Market for Common Equity; Dividend
                                                                Policy; Description of Securities -
                                                                Shares Eligible for Future Sale

21.      Executive Compensation                               Executive Compensation

22.      Financial Statements                                 Financial Statements

23.      Changes In and Disagreements
           With Accountants on Accounting
           and Financial Disclosure                           Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION, DATED MAY 2, 1997


         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                TASTY FRIES, INC.

                An Aggregate of 5,397,927 Shares of Common Stock
                           (par value $.001 per share)

         This Prospectus relates to the sale of 5,397,927 post-split shares (the "Shares") of Common Stock, $.001 par value per share (the "Common Stock"), which includes 425,010 post-split shares of Common Stock to be issued upon the exercise of warrants (the "Warrant" or "Warrants") to be issued to certain Selling Securityholders (the "Warrant Shares") of Tasty Fries, Inc. (the "Company" or the "Issuer"), all of which may be offered and sold from time to time by such Selling Securityholders (the "Selling Securityholders") of the Issuer. See "SELLING SECURITYHOLDERS" and "PLAN OF DISTRIBUTION." Following the effective date of the Registration Statement of which this Prospectus is a part, the Shares and the Warrant Shares may be offered for sale, in whole or in part, in regular market transactions or through broker-dealers at prevailing market prices. The Selling Securityholders and any broker-dealer who participates in the distribution of the Shares or the Warrant Shares (which sometimes are collectively referred to herein as the "Shares") may be deemed to be underwriters ("Underwriters") within the meaning of the Securities Act of 1933, as amended (the "Act"). The Issuer will receive the proceeds from the exercise price of each Warrant so exercised, if any, but will not receive any proceeds from the sale of any of the Shares. The Issuer will incur certain expenses in connection with this offering. The Shares and the Warrant Shares involve certain investment risks. See "RISK FACTORS."

         There is currently a public trading market for the Shares on the OTC Bulletin Board. See "RISK FACTORS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION" and "PLAN OF DISTRIBUTION." There can be no assurance, however, that such a trading market will further develop, continue or be sustained. On April 23, 1997, the reported closing bid price of the Common Stock was $1.56. See "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

         UNTIL ________________, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL BROKER-DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS WITH RESPECT TO SALES EFFECTED BY THEM.

         THE ISSUER IS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT 450 FIFTH STREET N.W., WASHINGTON, D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES PRESCRIBED BY THE COMMISSION.

         THE ISSUER WILL FURNISH, UPON REQUEST AND AT ITS EXPENSE, TO THE HOLDERS OF THE SHARES AND THE WARRANT SHARES THE ISSUER'S FORM 10-KSB FOR THE MOST RECENTLY COMPLETED FISCAL YEAR CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY, AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE ISSUER MAY FURNISH OTHER UNAUDITED INTERIM REPORTS TO ITS SECURITYHOLDERS, UPON REQUEST, AS IT DEEMS APPROPRIATE.

PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES OR INDICATES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" OR "TASTY FRIES" SHALL MEAN TASTY FRIES, INC., A NEVADA CORPORATION, AND GIVE EFFECT TO THE 1 FOR 20 REVERSE STOCK SPLIT EFFECTIVE ON DECEMBER 23, 1996.

                                   THE COMPANY

         The Company was incorporated in Nevada on October 18, 1985 under the name Y.O. Systems, Ltd. and was formed as a "blank check" company for the purpose of seeking a business acquisition without regard to any specific industry or business but was unsuccessful. It subsequently changed its name to Metro Systems, Inc. in 1987. In July 1991 it acquired Adelaide Holdings, Inc., a private Delaware corporation, and changed its name to Adelaide Holdings, Inc. Thereafter, in September 1993, it changed its name to Tasty Fries, Inc.

         The Company is a Nevada corporation with its principal executive offices at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422. Its telephone number is (610) 941-2109.


         The Company has developed a patented french fries vending machine (the "Machine") and the related proprietary potato powder mix for the production of fresh french fries in the Machine (the "Potato Product") as well as other related products (collectively, the "Products") which it plans to market, distribute, and sell on a world-wide basis. The Company had previously received a federally registered trademark for its former name and logo, "Adelaide". The Company has subsequently federally registered its current name and logo, "Tasty Fries," as a federal trademark on the Supplemental Register and has been marketing the Machine and the Products under that name. See "RISK FACTORS-PATENT PROTECTION AND PROPRIETARY RIGHTS" and "BUSINESS-PATENTS AND PROPRIETARY RIGHTS." The Company's early plans were to principally market its products through an exclusive distributorship network which then current management believed would offer uniform and consistent products to consumers worldwide. In furtherance of this plan, the Company sold distributorships for different markets throughout the United States and several foreign countries. In mid-1995 a change in its marketing focus evolved which has resulted in the Company negotiating to reacquire distributorships previously sold. One such distributorship has been reacquired and negotiations are on-going for two others. The Company expects, in its discretion, to market and sell on a non-exclusive basis to companies with significant experience in the vending business in locations where it is not deemed feasible by management, due to costs, location and other factors, to be operated directly by the Company. The Company may, in certain circumstances, retain the ownership of the Machines and lease the Machines to distributors. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - PLAN OF OPERATION" AND "BUSINESS".

                                  RISK FACTORS

         An investment in the Shares and the Warrant Shares involves various significant risks and prospective investors should carefully consider the matters discussed under "RISK FACTORS" prior to any investment in the Company. See "RISK FACTORS".

                                  THE OFFERING

         The principal terms of the Shares and the Warrant Shares offered hereby in the offering are summarized below. For a more complete description, see "DESCRIPTION OF SECURITIES". The Selling Securityholders will receive all the proceeds from the sale of the Shares.

SECURITIES OFFERED


Common Stock.....................   4,972,917 post-split shares of Common Stock which may be
                                    sold, from time to time, in whole or in part, by the Selling
                                    Securityholders.



Warrant Shares...................   425,010 post-split shares of Common Stock to be issued upon the exercise, in whole or in part, of the Warrants by the
                                    Warrantholders.  The Company will receive the proceeds from the exercise of the Warrants, if any.


Rights of Common                    The Shares and the Warrant Shares, once issued and
Stock............................   outstanding, share equally in all rights of the Common Stock, including without limitation, dividend and voting rights.


Proceeds to the                     All proceeds from the sale of the Shares and Warrant Shares
Company..........................   (once the Warrants are exercised) will be received by the
                                    respective Selling Securityholders. The
                                    Company will receive the proceeds from the
                                    exercise of the Warrants, if any. To the
                                    extent that certain Shares being registered
                                    hereby underlie options and other
                                    outstanding warrants, the proceeds from such
                                    exercise, if any, would be received by the
                                    Company and would be utilized by the Company
                                    primarily for working capital purposes. See
                                    "USE OF PROCEEDS".

Quotation........................   The Common Stock is quoted on the OTC Bulletin Board.


Trading Symbol...................   "FRYA"


                             SELECTED FINANCIAL DATA


         The selected financial data presented below for each of the two years ended January 31, 1996 and 1995, have been derived from the audited financial statements of the Company and give effect to the one for 20 reverse stock split effective on December 23, 1996. The selected financial data presented below for the nine months ended October 31, 1996 and October 31, 1995 are unaudited but, in management's opinion, includes all adjustments consisting of normal recurring adjustments necessary to present fairly the financial data for, and at the end of, such period. See "FINANCIAL STATEMENTS".


                                     NINE MONTHS ENDED           YEAR ENDED
                                        OCTOBER 31,              JANUARY 31,
                                     ----------------          -----------------
                                      1995       1996          1995         1996
                                      ----       ----          ----         ----
                                        (unaudited)                   (audited)
INCOME STATEMENT DATA:


Revenues .....................            0           478             0           618
Loss before interest expense .     (793,692)   (1,607,453)   (2,064,038)   (1,358,030)
Interest expense .............       25,197         6,404        14,895        26,458
Net loss .....................     (818,889)   (1,613,857)   (2,078,933)   (1,384,488)
Net loss per share ...........         (.02)         (.02)         (.08)         (.03)
Net loss per share after .....         (.22)         (.34)        (1.29)         (.36)
  reverse stock split


BALANCE SHEET DATA:


Total assets .................    2,635,127       172,835        99,070       155,788
Working capital (deficit) ....    1,855,975      (596,939)     (904,487)     (499,010)
Total liabilities ............      779,152     1,120,686     1,410,792       980,283
Stockholders' equity (deficit)    1,885,604      (947,851)   (1,311,722)     (824,495)


                                  RISK FACTORS

         THE PURCHASE OF THE SHARES AND WARRANT SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.


LIMITED OPERATING HISTORY; NO REVENUES FROM OPERATIONS; NO ASSURANCE OF SUCCESSFUL IMPLEMENTATION OF BUSINESS STRATEGY. Although the Company has operated since July 1991 in its current business, it has had virtually no revenues from operations. Substantially all cash received by the Company to date has been through the sale of equity and debt securities to investors in private placements. Limited funds have also been received from the downpayments made by certain distributors for their distribution rights for the Machine and the Products. As of October 31, 1996, the amount of all such downpayments aggregated $406,000. The Company has utilized the proceeds from the sale of securities and distributor downpayments to fund its research and development of the Machine and the Products, repay debt, satisfy Court judgments and court awards and for working capital purposes. The Company has incurred substantial net losses since 1991 and is still in its development stage.


         The Company continues to face all of the risks inherent in the growth of a developing business, including among other things, limited access to capital, and long delays in the implementation of its business plan resulting from the need to totally redesign, develop and test a new machine and a continuing lack of sufficient working capital to fund development and operations. There can be no assurances that the Company's business will ultimately be successful and/or profitable. As a result, the purchase of the Shares and Warrant Shares offered hereby must be regarded by investors as the placing of funds at a high and uncertain risk in a developing business with all of the unforeseen costs, expenses, problems and difficulties to which such businesses are subject. Investors in this offering may lose all or a substantial part of their investment. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - PLAN OF OPERATION", "BUSINESS" and "FINANCIAL STATEMENTS."

HISTORY OF SUBSTANTIAL LOSSES; NEED FOR ADDITIONAL CAPITAL. The Company incurred net losses of $1,514,488 and $1,478,933 for the fiscal years ended January 31, 1996 and 1995, respectively, and a net loss for the nine months ended October 31, 1996 and 1995 of $1,613,857 and $818,889, respectively. In order to attain any profitability, the Company must commence commercial production and delivery of the Machine and its Products to distributors and lessees, if any, and successfully plan and control costs so as to produce a positive operating margin. There can be no assurance that the Company can do so, and the failure of the Company to achieve and maintain profitability could ultimately result in the inability of the Company to pay its financial obligations as they become due. This would, as it has in the past, have a material adverse effect on the Company.

         The report of the Company's independent certified public accountants accompanying the Company's financial statements set forth elsewhere herein contains an explanatory paragraph that there exists substantial doubt about the Company's ability to continue as a going concern due to its continuing losses and lack of liquidity and capital resources. Unless the Company can continue to obtain financing from the issuance of Common Stock and/or through loans until such time as it has sufficient revenues from operations, as to which no assurances are given, the Company may be required to cease all operations. See "FINANCIAL STATEMENTS".

         At January 31, 1996 and 1995, the Company reported a working capital deficit of approximately $1,236,990 and ($1,210,487), respectively. As of October 31, 1996, the Company reported a working capital deficit of approximately ($972,439). Presently existing capital resources are not sufficient for the Company to maintain its current and planned operations through the remainder of the fiscal quarter ending April 30, 1997. The Company has historically funded its operations through a combination of the sale of securities, issuance of stock for services or in settlement of corporate obligations and to a much lesser extent, the downpayments of distributors. Until such time as the Company's operating results may reach a sufficient level to fund the Company's operations, as to which no assurances are given, the Company must continue to seek and obtain outside financing to fund its business and to meet its obligations as they become due. Although the Company is in discussions with several funding sources, no assurances can be given at this time that any will be consummated. Any debt or equity financing, to the extent available, as to which no assurances are given, may be dilutive to the interests of investors in this offering. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION" and "FINANCIAL STATEMENTS".

NO MANUFACTURING FACILITIES; COMPLETION OF TOOLING. The Company has not and does not intend to establish its own manufacturing operations. The Company has been and will continue to be dependent upon third parties to manufacture its Machines and Products, including the Potato Product. In June 1996, the Company entered into a manufacturing agreement with a local Pennsylvania electronics company to manufacture the Machines. It previously had an agreement with Premier Design, Ltd. ("Premier"), a company owned by Mr. Edward Kelly, President and Chief Executive Officer of the Company and a former director, Harry Schmidt, to manufacture the Machine; however, in accordance with the terms of such agreement, which provides for Premier to receive a royalty for all Machines sold, the Company is negotiating with a subsidiary of Koors Industries, Inc., a multi-billion dollar Israeli conglomerate, to manufacture the Machine in Israel for distribution in certain territories. No assurances are given that a final agreement will be executed, and, if executed, when such Machines will be manufactured. See "BUSINESS - DESIGN AND MANUFACTURING" and "SELLING SECURITYHOLDERS".


         Before the Machines can be manufactured on a commercial basis, the Company's third party unaffiliated contractor must complete the necessary tooling of certain component parts which has been started but is now significantly delayed due to the Company's lack of capital to fund the completion. Once funding is received, the tooling process can be completed and commercial production can proceed. Although the Company is in negotiations to secure this funding from three sources, no assurances can be given that either source or any other source of funding will ultimately be available to the Company. In such event, the Company will be unable to complete tooling which may require it to curtail or cease operations entirely. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION" and "BUSINESS."

SIGNIFICANT LITIGATION. The Company is currently a party in several lawsuits, both as plaintiff and defendant. Two lawsuits against the Company have been settled and another is in the process of being settled. These settlements involve the payment of cash in varying amounts and at varying times, some of which has been paid and some which is to be paid in the future. Much of the litigation involving the Company over the last several years has resulted from the Company's inability to pay its obligations as they became due or because of a continuing lack of working capital. Based upon discussions among the parties, management believes that another pending material lawsuit will be settled in the first half of the current fiscal year although no assurances are given.

         The matter between the Company and California Food & Vending ("CFV") has been in varying stages of litigation for almost four years. In May 1996, the Company paid CFV all monies due, including all accrued interest, pursuant to the October 1994 arbitration award confirmed by the Court. It also paid CFV an additional $20,000 for one-half of distribution fees it received in February 1997. CFV now seeks to have a permanent receiver appointed by the Court to ensure that any monies received by the Company in the future to which CFV may be entitled are paid to CFV. The Company is vigorously opposing this motion on the grounds that CFV is not currently owed any money and is only entitled to money under certain specific circumstances. In the event a receiver is appointed by the Court, management is currently unable to accurately predict what effect, if any, it will have on the Company and its business. See "BUSINESS - LITIGATION".

VIABILITY OF DISTRIBUTION AGREEMENTS. Due to the Company's current inability to complete the tooling process which results from a lack of necessary capital, the Company is unable to deliver any of its french fry vending machines to any distributors under existing distribution agreements. Although management has previously anticipated that commercial production would commence, there has been a continual inability to reach such stage. As a result, distributors who entered into distribution agreements with the Company in the past may no longer have the ability to meet their obligations thereunder. Accordingly, it is possible that one or more distribution agreements may no longer be viable. In such event, the Company does not intend to seek new distributors for such territories. Instead, the Company intends to sell to large vending machine companies with the financial resources to purchase Machines and the ability to service the Machines. No assurances are given that such independent operators will be secured. See "BUSINESS MARKETING THROUGH DISTRIBUTORSHIPS".

NO CLEARLY DEFINED MARKETING PLAN. Although the Company previously marketed its french fry vending machine through agreements with distributors, it had never established a clearly defined marketing plan.

It had intended to utilize these exclusive distributorships to market its Machine and Products worldwide. Through discussions with consultants and other individuals and companies with experience in the vending business, a decision was made in mid-1995 to change this marketing focus by limiting, if not, ceasing all sales of exclusive distributorships to third parties and possibly reacquiring existing distributorships. It is the Company's present intention to market the Machines to large vending companies that have the ability to purchase Machines or lease them from the Company's leasing company, Forrest Financial Corp., on a long-term basis. Additionally, these companies would have the ability to service the Machines and order large quantities of Products, including Potato Product from the Company. See "BUSINESS - MARKETING THROUGH DISTRIBUTORSHIPS".

PRODUCTION DEVELOPMENT RISKS. The Machines have been operated by the Company on a limited basis at trade shows, at previews to the investment banking community, at a limited number of beta test sites and, in certain instances, by distributors and others the United States and in foreign countries. Operating results have been excellent to date; however, the Machines are always subject to refinement, adjustment and improvement by the Company and its trained technical personnel. There is no assurance that the Machines will continue to perform in accordance with the Company's expectations over a long period of time. See "BUSINESS - THE MACHINE".

PATENT PROTECTION AND PROPRIETARY RIGHTS. A patent was issued by the U.S. Patent and Trademark Office in July 1996 for the Machine to Mr. Edward C. Kelly, the inventor, who is President, Chief Executive Officer and Chairman of the Board of the Company. The patent, prior to issue, was assigned to Premier, a private company jointly owned by Mr. Kelly and Harry Schmidt, a former director of the Company, in January 1995 pursuant to the terms of an amendment ("the "Premier Amendment") to the Manufacturing Requirements Agreement, between the Company and Premier (the "Premier Agreement"). The Premier Amendment provides that the patent for the Machine will be assigned one-half (1/2) to the Company upon payment by the Company to Premier of one-half of the Machine's total development cost. The Company and Premier have verbally agreed that the Company's share of such development costs is $650,000 of which $100,000 has been paid to date. Pursuant to the terms of the Premier Agreement, until such time as the Company pays 50% of such amount ($325,000 of which $100,000 has been paid) with the balance to be paid in 12 months thereafter, the Company's one-half ownership of the patent will not be assigned. In the event that the Company is unable to pay the amounts owed to Premier, it may lose its rights to the Machine. In such event, the Company will still own its proprietary Potato Product and could license the Machine from Premier as to which no assurances are given. The loss of the rights to the Machine could have a materially adverse effect on the Company and its operations.

         The Company has also filed for patent protection to the Patent Cooperation Treaty ("PCT") for the Machine in 54 foreign countries which is currently pending. Even if the Company receives all patents applied for, there can be no assurances given that third parties will not assert infringement claims against the Company in the future or that others will not infringe upon such patent. The cost of defending or commencing patent infringement litigation is expensive with no assurances as to the outcome thereof. The Company also has a federally registered trademark for its former name and logo, "Adelaide", and a federally registered trademark for its current name and logo, "Tasty Fries," on the Supplemental Register and has been marketing the Machine and its Products under that name. See "SUMMARY OF THE OFFERING", "BUSINESS" and "CERTAIN TRANSACTIONS".

DEPENDENCE ON MANAGEMENT. The Company is wholly dependent upon the time, talent and experience of Edward C. Kelly, its President and Chief Executive Officer, who exercises control over the day-to-day affairs of the Company. The Company's future success is materially dependent on the continued services of Mr. Kelly and on its ability to attract, motivate and retain highly-qualified employees. Mr. Kelly has an Employment Agreement, as amended, with the Company and significant equity ownership of the Company. The loss of the services of Mr. Kelly for any reason could have a material adverse effect on the Company. The Company does not currently maintain key-man life insurance on Mr. Kelly or any of its other employees. See "MANAGEMENT" and "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT".


ISSUANCE OF ADDITIONAL SHARES; REVERSE SPLIT OF COMMON STOCK; OUTSTANDING OPTIONS, WARRANTS AND OTHER RIGHTS. Possible or actual sales of a substantial number of Shares and Warrant Shares by the Selling Securityholders in the offering could have a materially negative impact on the market price of the Common Stock of the Company. All 4,972,917 post-split Shares and 425,010 post-split Warrant Shares (once issued upon exercise) included in the Registration Statement of which this Prospectus is a part become transferable upon its effectiveness subject to certain lock-up restrictions. The availability of public trading for such a substantial number of Shares may have a material adverse effect on the trading prices of the Common Stock. See "SELLING SECURITYHOLDERS".

         Upon consummation of the Company's reverse split of its Common Stock on a 1 for 20 basis which was effective on December 23, 1996, and the change of its authorized common stock to 25,000,000 post-split shares and its par value to $.001 per share pursuant to an amendment to its Articles of Incorporation filed on December 18, 1996, all as approved by majority consent of its stockholders of record on December 6, 1996, the Board of Directors has the power to issue these authorized shares. The Company is presently committed to issue (i) 702,500 post-split shares upon the exercise of certain outstanding options at various exercise prices ranging from $2.00 to $5.00 per share, (ii) 27,000 post-split shares upon the exercise of certain outstanding warrants (other than the Warrants) exercisable at $2.00 per share, and (iii) 425,010 Warrant Shares pursuant to Warrants exercisable at the present time at $1.90 per share pursuant to the Stock Purchase Agreement between the Company, Whetstone Ventures Corporation, Inc. and Edward C. Kelly, President and Chief Executive Officer dated April 30, 1996 ( the "Stock Purchase Agreement"). Except as set forth herein, there are no other present commitments to issue any additional shares to any other persons. The Company may, in the future, issue shares for services or other corporate purposes as it has done in the past. Any additional share issuances by the Company following the offering from its authorized but unissued shares would have the effect of diluting the interest of investors in this offering. See "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT" and "DESCRIPTION OF SECURITIES - SHARES ELIGIBLE FOR FUTURE SALE."


COMPETITION. The Company faces competition from other suppliers of french fries, including fast food outlets. The Company is aware of other companies which have test marketed french fry vending machines or are in the process of developing such machines. Certain of the companies may be currently viewed as competitors or which may become competitors in the future, have more capital and greater resources than the Company. Currently, the Company is aware of only one viable competitor which is Ore-Ida, a major manufacturer and distributor of frozen potato products. The Ore-Ida vending machine is not comparable to the Company's Machine for many reasons, including that it only cooks frozen french fries as contrasted to the Company's Machine which cooks french fries which are not and have never been frozen and are made from dehydrated potatoes which are mixed with water and cooked only when a vend is actually purchased. Management believes, although no assurances are given, that due to current consumer demand for french fried potatoes, that there will be strong competition in the future in the area of french fry vending once technological problems have been solved. See "BUSINESS - COMPETITION".


PREFERRED STOCK AUTHORIZED FOR ISSUANCE. After the termination of this offering and regardless of the amount of securities which may be sold hereby, the Company will have available for issuance up to 5,000,000 shares of preferred stock, $.001 par value per share. The Company's directors are authorized to issue such preferred stock in one or more series and to fix the voting powers and the designations, preferences and relative participating, optional or other rights and restrictions thereof. Accordingly, the Company may issue one or more series of preferred stock in the future that will have preference over the Shares offered hereby with respect to the payment of dividends and upon its liquidation, dissolution or winding up or have voting or conversion rights which could adversely affect the voting power and percentage ownership of the holders of the preferred stock and Common Stock. See "DESCRIPTION OF SECURITIES - PREFERRED STOCK".


SHARES ELIGIBLE FOR FUTURE SALE. As of the date hereof, the Company has 6,700,025 post-split shares of Common Stock issued and outstanding. Some of such shares of Common Stock will become eligible for public sale at various times, subject to compliance with an exemption from the registration requirements of the Act, such as Rule 144 or Rule 144A or earlier registration under the Act. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for sale or any shares which may be later issued will have on the market price of the shares of Common Stock, which may prevail from time to time. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of equity securities. See "DESCRIPTION OF SECURITIES SHARES ELIGIBLE FOR FUTURE SALE".

LIMITED TRADING MARKET FOR COMMON STOCK AND WARRANTS. Prior to the date hereof, there has been a limited public trading market for the Common Stock and no market for the Warrants. The Common Stock has traded sporadically in limited volume in the over-the-counter market. There can be no assurances that a regular trading market for the Common Stock will develop or that, if developed, it will be sustained. It is not anticipated that a regular trading market will develop for the Warrants.


NO DIVIDENDS. The Company has never paid any cash dividends on its Common Stock and the Board of Directors does not anticipate paying cash dividends in the foreseeable future. It currently intends to retain future earnings, if any, to finance the growth of the business. See "DIVIDEND POLICY".


PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors may find it more difficult to sell their securities.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Company will receive proceeds from the exercise of the Warrants, if any, or from the exercise of other outstanding options and warrants, the underlying Shares of which, in some instances, are being registered hereby, from time to time, in whole or in part, when so exercised, if at all. Any proceeds received from the exercise of the Warrants and such other outstanding options and warrants would be used primarily for working capital. See "PROSPECTUS SUMMARY" and "SELLING SECURITYHOLDERS."

                                 DIVIDEND POLICY

         The Company has never paid a cash dividend on its Common Stock and does not expect to pay a cash dividend in the foreseeable future. The Board of Directors intends to retain all future earnings, if any, for use in the Company's business. See "RISK FACTORS - NO DIVIDENDS".

                                                  CAPITALIZATION

         The following table sets forth the capitalization of the Company at October 31, 1996, as adjusted to reflect the 1 for 20 reverse stock split effective on December 23, 1996 and to reflect the exercise of 50% of the Warrants and 100% of the Warrants. This table should be reviewed in conjunction with the financial statements of the Company and the notes thereto included elsewhere in this Prospectus. See "FINANCIAL STATEMENTS."


                                                                    OCTOBER 31, 1996
                                                                    ----------------
                                           ACTUAL          AS ADJUSTED                 AS ADJUSTED
                                           ------       FOR REVERSE SPLIT           FOR REVERSE SPLIT
                                                         AND EXERCISE OF             AND EXERCISE OF
                                                             50% OF                      100% OF
                                                           WARRANTS(1)                 WARRANTS(1)
                                                           --------                    --------
Stockholders' Equity:
Common Stock -
$.001 par value;
25,000,000 shares
authorized; 4,700,025 shares
issued and outstanding                        4,700


4,912,530 shares outstanding
(50% of Warrants exercised)                                     4,913

5,125,035 shares outstanding
(100% of Warrants
exercised)                                                                                  5,125

Additional Paid-in Capital                5,755,276         6,154,123                   6,557,670
Retained Earnings (loss)                 (6,707,827)       (6,707,827)                 (6,707,827)

TOTAL STOCKHOLDERS'                        (947,851)         (548,791)                   (145,032)
EQUITY

TOTAL CAPITALIZATION                       (947,851)         (548,791)                    145,032


---------------
(1) The Company will receive proceeds from the exercise of the Warrants and from the exercise of other outstanding options and warrants, the underlying Shares of which, in some instances, are being registered hereby. See "SELLING SECURITYHOLDERS". The net proceeds from such exercises, if any, to the extent not immediately necessary for working capital purposes, may be temporarily invested in short-term obligations of government or banks. Even if all Warrants and such other options and warrants are exercised, the Company will still be required to seek and obtain additional financing from conventional sources, such as banks, or through the private sale of equity or debt securities. There can be no assurance that the Company will be able to obtain such financing or that such financing, if available, would be on terms and conditions acceptable to the Company. If the Company were unable to obtain needed funds, it could be forced to curtail or cease its activities. See "RISK FACTORS - HISTORY OF SUBSTANTIAL LOSSES; NEED FOR ADDITIONAL FINANCING".

                                    DILUTION


         After giving effect to the 1 for 20 reverse stock split effective on December 23, 1996, as of October 31, 1996, the Company had 4,700,025 post-split shares of Common Stock outstanding with a net tangible book value of approximately $.001 per share.

         Assuming the exercise of all of the Warrants, giving effect to the reverse stock split of 1 for 20, effective on December 23, 1996, and assuming no other changes to the Company's financial position, the net tangible book value of the Company would be $(145,032) or approximately $.03 per share. This represents an immediate dilution of $1.93 per share to new investors and an immediate increase in the net tangible book value of shares held by present stockholders of $.17 per share. See "RISK FACTORS - ISSUANCE OF ADDITIONAL SHARES; REVERSE SPLIT OF COMMON STOCK; OUTSTANDING OPTIONS, WARRANTS AND OTHER RIGHTS".


         "Net tangible book value" is the amount that results from subtracting total liabilities, deferred costs and intangible assets of the Company from its total assets. "Dilution" is the difference between the public offering price and the net tangible book value of the Shares immediately after the offering. Additionally, dilution is calculated based on book value of the Company's assets, which may not necessarily reflect the actual market value of such assets.

         The following table illustrates the per share dilution:

                                                Assuming 50% of Warrants                     Assuming 100% of
                                                      Exercised(1)                        Warrants Exercised(1)


Public offering price per                                 $1.90                                   $1.90
  Share


Net tangible book value per                               ($.20)                                   ($.20)
  Share before Warrants
  exercised


Increase per Share                                         $.17                                     $.17
  attributable to existing
  stockholders

Net tangible book value per                               $(.03)                                   $(.03)
  Share after Warrants
  exercised


Dilution of net tangible                                  -----                                    -----
  book value per Share of
  Warrants exercised

-----------------
(1)      There can be no assurances that any of the Warrants will be exercised.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

PLAN OF OPERATION

         Since 1993 the Company has encountered significant delays in connection with the production of its Machine which was initially caused by the necessity to design, develop and test a totally new Machine commencing in late 1993. As a result, the Company was unable to ship its Machine as originally anticipated by the end of 1993 or as intended in 1994. The Company completed the initial engineering development of the Machine during the last quarter of 1994 but continued to experience delays in the final stages of development and testing throughout 1995 and 1996, much of which resulted from a material lack of working capital and the necessity to allocate a material amount of the limited capital received from the private sales of equity and debt securities for litigation and related expenses, including payments mandated to be paid to California Food & Vending, Inc. ("CFV") by federal court order granting CFV's motion to assign benefits granted on March 16, 1996 (the "Court Order"). See "BUSINESS - LITIGATION."


         The Company anticipated that it would complete the testing of the Machine by September 1, 1995 based upon the expected delivery of the ten pre-production Machines in late July 1995, but actual testing did not commence until early December 1995 due to the delayed delivery of such pre-production Machines by Premier Design, Ltd. ("Premier"). As a result of such testing, certain modifications to and enhancements of the Machine were made. Further, testing occurred on a more limited basis than initially expected due to the lack of working capital discussed herein. Accordingly, no Machines were shipped to distributors in the fiscal year ended January 31, 1996 although a demonstration Machine was shipped to CFV in February 1996 pursuant to the Company's Settlement Agreement with CFV. See "BUSINESS - LITIGATION." The Company expected to commence commercial production of the Machine in September or October 1996, although no assurances were given that this date would be met. Due to a lack of working capital to complete the tooling of certain component parts of the Machine for commercial production, this schedule has been delayed until mid to late 1997. Although the Company is currently in negotiations with three funding sources, each of which individually is capable of providing the necessary funding to complete tooling and commence the commercial production process, no assurances can be given that the Company will finalize satisfactory agreements with one or more of such funding sources and secure the additional $350,000 necessary to complete the tooling process to meet such timetable. See "BUSINESS
- DESIGN AND MANUFACTURING."

         Since its inception, the Company has had no revenues from operations and has relied almost exclusively on stockholder loans, limited distribution deposits and private securities transactions to raise working capital to fund operations. At October 31, 1996 the Company had approximately $27,500 in cash. Until the investment of $1,250,000 in April and May 1996, as described below, funding had been substantially inadequate to allow the Company to continue its plan of operation. Accordingly, the Company secured additional funds through the sale of restricted Common Stock to the extent and on the best terms possible in light of its adverse financial position (see below). Despite the $1,250,000 investment, a significant amount of which was used to pay CFV and related expenses, the Company continues to seek additional funding, primarily for tooling expenses of approximately $350,000 and commercial production, and is in discussion with three unrelated funding sources as discussed herein . No assurances can be given that the Company will be able to secure adequate financing from any source to pursue its current plan of operation, to meet its obligations or to commence commercial production or expand marketing over the next 12 months. If the Company is unable to obtain needed funds, it could be forced to curtail or cease its activities. See "RISK FACTORS" and "USE OF PROCEEDS".


         In connection with the development of the Machine, the Company paid $75,000 toward the first $150,000 of development costs as provided in the Premier Agreement. In April 1994, the Company advanced Premier $125,000 to be applied to the aggregate cost of manufacturing ten pre-production Machines to be placed in strategic locations for beta testing to gather data relating to, among other things, the Machine's performance, marketing trends and customer satisfaction. From May through July 1995, the Company paid Premier an aggregate of an additional $250,000 ($35,000 for each of ten pre-production Machines less the $125,000 paid in April 1994). The cost of these Machines was capitalized by the Company for $246,600; however, the only revenue to be realized from the sale of the ten pre-production Machines is $7,000 per Machine or $70,000 in the aggregate. In July 1996, the Company paid Premier $100,000 toward the $650,000 owing to Premier for its one-half share of the Machine's development costs. The remaining balance of $550,000 is still due and owed to Premier. Management anticipates utilizing proceeds from the consummation of a transaction with one or more of the three potential funding sources to pay Premier the $225,000 representing the amount currently necessary for one-half of the U.S. Patent on the Machine to be assigned to the Company pursuant to the terms of the Premier Amendment. See "RISK FACTORS - PATENT PROTECTION AND PROPRIETARY RIGHTS", "BUSINESS - DESIGN AND MANUFACTURING," and "FINANCIAL STATEMENTS".

         The ten pre-production Machines were placed at beta test sites located at bowling alleys and corporate office centers in the greater Philadelphia area and were monitored over a 90 day period by the Company. Testing of these Machines was successful based upon customer acceptance and approval, taste, price, convenience, Machine operation and the minimum down time experienced. The testing enabled management to correct and improve the Machine in certain key areas to enhance performance and operation. The Company's third party contractor commenced the of tooling certain component parts of the Machine in mid-summer 1996 to then be assembled by S & H Electronics, Inc., a local Pennsylvania manufacturer with whom the Company entered into a manufacturing agreement in June 1996 because of Premier's inability to manufacture the Machines under the terms of the Premier Amendment. See "BUSINESS - DESIGN AND MANUFACTURING." As previously discussed, the tooling process has been delayed due to the unavailability of working capital to complete same in the amount of approximately $350,000. If the necessary funding is received, as to which no assurances are given, then once tooling is completed and the Company is able to order Machines from the manufacturer for delivery to purchasers, the Company will require payment from such purchasers on terms which management believes will cover its cash payment requirements to the manufacturer so that the Company will not be required to advance cash for Machines or build an inventory, although no assurances are given that this will occur. If management is incorrect, the Company will be required to advance cash to the manufacturer. This will require the Company to raise additional funds. There can be no assurances given that any funding, including that which may be required to be advanced, will be available or if available, on terms satisfactory to the Company.

         The Company presently estimates, based upon current distribution agreements, that it will provide at a minimum up to approximately 2,600 Machines to its existing and possible new distributors during the 12 months following delivery of the first commercial production Machines, assuming that such distributors will be able to comply with the terms of their distribution agreements. See "RISK FACTORS - VIABILITY OF DISTRIBUTORSHIP AGREEMENTS". This number of Machines is subject to the Company receiving the required upfront fees pursuant to their respective distribution agreements, as to which no assurances are given. (See the discussion of leasing above.) Further, although management previously anticipated that commercial production would commence in September or October 1996, it now anticipates that this will occur in mid to late 1997. No assurance can be given that this revised timetable will be met, when such Machines will be shipped or the number that will ultimately be shipped in the following 12 months. If a lesser number of Machines is purchased or leased, the Company's financial condition and operations will be materially and adversely effected unless it is able to sell to other operators who are not current distributors and/or through Forrest Financial Corp. (the "Leasing Company").

         In connection with the Company's decision to refocus its marketing efforts and to secure a financing source that had the financial ability to purchase and lease Machines, in September 1996, the Company entered into a vendor agreement (the "Vendor Agreement") with the Leasing Company whereby the Leasing Company will provide lease financing to distributors and others who may wish to lease Machines rather than purchase. Pursuant to the terms of the Vendor Agreement, approximately $15,000,000 will be made available by the Leasing Company to qualified lessees for such purpose. The Leasing Company has since qualified approximately 1,400 vending companies which it believes have the financial capability and internal structure and experience to lease Machines from the Leasing Company and place them in geographically desirable locations. Once commercial production commences, the Leasing Company intends to contact each of these companies with the goal of entering into lease agreements for Machines. The Leasing Company will then purchase Machines directly from the Company at the anticipated sales price of approximately $9,000 and lease them for a period of three years. During this lease period, lessees will purchase Potato Product and related Products directly from the Company. After the three year lease term, the Leasing Company expects to take possession of the leased Machine and return it to the Company's manufacturer for refurbishment and modifications, if necessary, and the Company will be paid therefore. Thereafter, the Machine will be leased once again by the Leasing Company with the lease payment to be divided equally between the Company and the Leasing Company for the full term of the lease for each Machine so refurbished and leased. Management believes that the availability of financing to qualified lessees to lease the Machine may attract more vending machine companies and operators. To the extent that Machines are leased and funded in this manner, the Company expects that it will no longer be required to provide initial cash funding for production but rather will receive funding directly from the Leasing Company, as well revenue after year three from the refurbishment of the Machines, in addition to a continuing revenue stream for each Machine leased thereafter. This should, although no assurances are given, enable the Company to attain greater profit margins, and a potential cash flow source without incurring the attendant cost of capital. See "BUSINESS - MARKETING THROUGH DISTRIBUTORSHIPS".

         In addition, the Potato Product for use in the Machine was developed in 1995. Management estimates that the cost to establish a manufacturing line to produce the Potato Product is approximately $500,000. Due to the significant cost involved and the current availability of certain other potato products which are comparable with the Company's Potato Product and can be used in the Machine, the Company does not currently intend to establish a manufacturing line at this time, Rather, management anticipates that it will enter into an exclusive license agreement for an alternative potato product in the near future on terms expected to be favorable to the Company. See "BUSINESS - AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS".

          In accordance with the terms of the Company's current distribution agreements, deposits and other down payments are non-refundable, and the Company has retained such fees upon termination of distribution rights in the past. Management believes that once commercial production of Machines is commenced and distributors notified and required to place orders for Machines, most of such distributors will be financially unable to do so. Notwithstanding the foregoing, as previously discussed, management shifted its marketing focus and has discontinued its practice of selling exclusive distributorships for territories based upon the belief that sales to experienced, well-financed vending companies on a non-exclusive basis would be more effective and ultimately more profitable than the existing distribution network was expected to be. No assurances can be given that management will successfully negotiate, market and develop this new market but management will continue to seek the most efficient and profitable ways to market and distribute the Machines and the Products. See "RISK FACTORS - VIABILITY OF DISTRIBUTORSHIP AGREEMENTS" and "BUSINESS - MARKETING THROUGH DISTRIBUTORSHIPS."

           As previously discussed, the Company has suffered from a continuous lack of working capital to fund the necessary tooling and related pre-production needs to commence commercial production of Machines. Management is currently in negotiations with three separate funding sources to provide the capital it requires to fully fund tooling and bring the Machine to market. Once funding is in place, management anticipates placing purchase orders with approved suppliers for 1,000 Machines. The Company expects to then release an order for 50 Machines and have these Machines placed at locations in the Greater Philadelphia metropolitan area.

         Management believes that this plan can be successfully implemented and should enable the Company to generate sufficient cash to support its operations from the date that the first 50 Machines are placed for operation. The balance of 950 Machines will thereafter be assembled as soon as the initial 50 Machines are fully field tested and all modifications to the electro/mechanical assemblies are documented and approved. Upon final submission of all tooling and drawings, the Company will have approximately eight to ten weeks in which to secure purchased items, set manufacturing and commence sub-assembly production. Management bases its belief that the plan can be successfully implemented upon the expected revenue to be received from the operation of these first 50 Machines. Specifically, management currently estimates that each of such 50 Machines strategically placed in high traffic areas such as railroad stations, schools and universities, and airports, will average approximately 40 vends per day six days per week which represents approximately a $2,600 net profit to the Company for each 500 vends. Based upon the number of pounds of Potato Product and related Products which will be used for this number of vends, their respective cost to the Company and price to be paid by distributors, (if any), and Machine operators, the Company should receive sufficient cash flow to support the modest expansion of operations over the next 12 months. Although management cannot assure the ultimate success of its plan, it is reasonably confident that it will enable the Company to continue its business and grow modestly.

         If the Company is unable to obtain the desired funding from any of the three sources previously discussed, it is highly unlikely that it will be able to generate a sufficient amount of cash to support its operations during the 12 months following the date hereof, unless it is able to obtain the necessary funds from the sale of debt and/or equity during such period. Based upon its past history, management believes that it may be able to obtain funding in such manner but is unable to predict with any certainty the amount and terms thereof.

         Pursuant to the Company's settlement agreement with CFV, CFV is to receive certain royalty and other payments from the Company in the future only upon the occurrence of certain events. Specifically, CFV will receive (i) $350 for each Machine sold for the first 500 Machines and thereafter an amount equal to 35% of the difference between the price paid to the manufacturer and/or the wholesale price to the domestic or international purchaser, of a minimum of $350 up to a maximum of $500 per Machine, (ii) $.25 per pound of all Potato Product sold, commercially used or distributed, and (iii) an aggregate of $2,000,000 payable from domestic and international gross distribution fees and utilization fees received by the Company payable to CFV by receipt by CFV of 50% of all such fees received by the Company until paid in full. Thereafter, CFV will receive 25% of all distributorship fees received by the Company after the $2,000,000 is paid to CFV as previously described. The Company has taken into account all royalty payments to be made to CFV and others and has priced the Machine and Potato Product accordingly. Management therefore believes that the royalty payments to CFV, when due, will not have any material effect on its business.

         The drain on the limited capital available to the Company has adversely effected the Company. Since February 1995, the Company has been required to pay CFV in excess of $700,000 pursuant to the Court Order. In addition, there have also been increases in certain line item expenses as the Company has prepared for beta testing and commercial production. From fiscal 1995 to 1996, travel and entertainment expense increased from approximately $39,000 in 1995 to $101,000 in 1996 primarily due to costs incurred in connection with the Company's attendance at trade shows and travel to and attendance at meetings with investment bankers and potential investors. Expenses related to the research and development of the Machine increased from $47,400 in fiscal 1995 to approximately $276,000 in fiscal 1996 due to beta testing and the $225,000 paid during such period for the beta test machines. Consulting expenses increased from approximately $43,000 in fiscal 1995 to approximately $252,000 in fiscal 1996 and payroll and payroll tax increased from approximately $122,000 in fiscal 1995 to approximately $260,000 in fiscal 1996. The increase in consulting fees was primarily due to the Company's increased dependence on consultants to provide marketing and business expertise. The increased payroll and payroll tax expenses resulted from the Company paying Mr. Kelly's entire salary, one half of which had previously been paid by H&R Industries as part of the Machine's development costs. Management believes, although it cannot be assured, that it has made significant inroads in stabilizing its operating and overhead costs and should be able to move forward with its business plan as discussed herein. The Company has completed all marketing and warranty materials and the necessary technical manuals relative to the operation of the Machine. Further, it has finalized its training program and completed an instructional video for distributors, operators and the technicians who will ultimately service the Machine. Several technicians representing distributors have already attended the Company's training program.

         As of April 1, 1996 the Company had a total of six (6) full-time employees, including Leonard Klarich, who has served as Executive Vice President and Secretary since June 1996, is a Company director and has previously provided consulting services to the Company during the current fiscal year. Mr. Klarich, experienced in operating larger companies than the Company, is responsible for marketing, distribution and administrative matters which has enabled Mr. Kelly to focus on tooling, production and assembly of the Machine and to seek regulatory approvals and design enhancements. Although preliminary matters have already been addressed for the necessary approvals, only commercial production Machines can obtain final approval. See "BUSINESS - EMPLOYEES" AND "MANAGEMENT". Additional employees are expected to be hired during the next 12 months if the Company's proposed plan of operation is successful and there is sufficient cash flow from operations, if any, which remains constant to support such additional expense. There can be no assurances that additional employees will be hired or that there will be sufficient income generated from operations to fund such additional expenses. If hired, such additional employees may include a food technician, a chief operating officer with significant experience in the vending machine business, a chief financial officer, and sales and marketing personnel. At the present time, management is unable to estimate how many employees will be needed during the next 12 months, if any.


         In the past, the Company had retained and may in the future retain consultants with significant experience in marketing and advertising and in the food vending business to assist the Company with its marketing efforts as well as other related matters. On May 23, 1996 the Company entered into a consulting agreement with LBI Group, Inc. ("LBI") to provide certain business consulting services, including marketing, for a 12 month period, subject to prior termination by either party upon at least 30 days prior notice. In consideration thereof, the Company granted an option to employees of LBI involved in providing such consulting services to the Company to purchase on a pro-rata basis an aggregate of 4,000,000 pre-split shares of free-trading Common Stock at an exercise price of $.05 per share. Such free-trading shares were issued by the Company upon exercise of the option by these LBI employees for $200,000 in July 1996. In August 1996 the Company, by letter, terminated the agreement with LBI for alleged non-performance. Prior thereto, the employees of LBI returned an aggregate of 1,000,000 pre-split shares to the Company which were canceled and returned to treasury. The Company has been negotiating with LBI for the return of additional shares. No assurances are given that any additional shares will be returned or what action, if any, the Company may take in connection therewith.

         In September 1995, the Company entered into an agreement with Acumen Services, Ltd. an off-shore Abaco, Bahamas company ("Acumen"), to purchase an aggregate of 21,500,000 pre-split shares of Common Stock of the Company for a purchase price of no less than $.10 per share payable pursuant to the terms of a Promissory Note from Acumen providing for payment of the purchase price on the earlier to occur of (i) the date that commercial production of the Machine commences or (ii) January 2, 1996. In late November 1995, when it was apparent that the delayed beta testing was about to commence, management and Acumen agreed to provide for payment of the purchase price to occur solely upon commercial production of the Machine. The 21,500,000 pre-split shares were held in escrow until October 1995 when the Company agreed to the transfer of 3,900,000 pre-split shares from Acumen to its Trustee (an off-shore, non-U.S. person pursuant to Regulation S) and subject to payment in full for all shares so transferred as agreed. The Trustee and Acumen executed Regulation S representation letters and the Trustee also executed a Guaranty and Indemnity in favor of the Company agreeing to return the shares or pay for them upon the written request of the Company. In January 1996 the Company agreed to the transfer of an additional 3,000,000 pre-split shares by Acumen to the Trustee in the same manner and new Regulation S representation letters were executed by both parties and a Guaranty and Indemnity relative to such shares was executed by the Trustee. During the last quarter of the fiscal year ended January 31, 1996, Acumen transferred 2,000,000 pre-split of such shares to two non-U.S. persons in two separate off-shore transactions in conformity with Regulation S. Such non-U.S. persons thereafter directly paid the Company for these shares, in the aggregate amount of $100,000 (USD), representing a decrease in the price to be paid by Acumen to $.05 per share, based upon the then current market price of the Company's Common Stock. The Company believes that approximately 1,000,000 pre-split shares of the 3,000,000 pre-split shares transferred from Acumen to the Trustee were thereafter transferred to U.S. citizens in violation of Regulation S. The balance of the shares issued to Acumen were canceled and returned to the Company's treasury in late May 1996. A written request for either the return of 3,900,000 pre-split shares transferred to the Trustee or payment therefore was sent to the Trustee on May 30, 1996 but as of the date hereof, the shares have not been returned or paid for. On June 26 the Company instituted a lawsuit against the Trustee in the Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida alleging breach of the Guaranty and Indemnity Agreement based upon the failure of the Trustee to return the 3,900,000 pre-split shares plus interest and attorneys' fees. On September 4, 1996, the Company obtained a Default against the Trustee. On October 28, 1996, the Trustee filed a Motion to Vacate Default. On October 29, 1996, the Company filed a Motion for Final Default Judgment. Pursuant to an Agreed Order dated March 5, 1997, the Company filed an Amended Complaint on March 28, 1997. Defendant's answer is due on or before April 28, 1997.

         On April 30, 1996 the Company entered into the Stock Purchase Agreement with an accredited investor to purchase an aggregate of 25,000,000 pre-split shares of restricted Common Stock at a purchase price of $.05 per share for aggregate gross proceeds to the Company of $1,250,000 payable (i) $500,000 on April 30, 1996 for 10,000,000 pre-split shares and (ii) the balance of $750,000 payable on or before May 30, 1996. An aggregate of $1,250,000 was paid to the Company on or before May 31, 1996. The investor also received 250,000 post-split shares and will receive Warrants to purchase 119,143 post-split shares. Although the Company entered into the Stock Purchase Agreement with one investor, certain other individuals provided a portion of the $1,250,000 used to fund such investor's purchase of the Company's Common Stock. In addition, a portion of the 25,000,000 pre-split shares issued to the investor were later transferred by such investor to the individuals who provided such funds on a pro-rata basis. As a result of requests by certain of these individuals who acquired shares from the investor, the Company returned an aggregate of $225,000 to these individuals in exchange for the shares of the Company's Common Stock held by them. These funds were replaced by the purchase of an equivalent number of shares of Common Stock by other investors for the same amount. The purchaser and transferees of these shares of Common Stock, who have also received Warrants to purchase Warrant Shares on a pro-rata basis are listed herein as Selling Securityholders and their Shares and the Warrant Shares, once issued, among others, are being registered for sale hereby. See "PRINCIPAL SECURITYHOLDERS" and "SELLING SECURITYHOLDERS".

         The Stock Purchase Agreement, among other things, also provides for (i) the investor to receive 250,000 post-split shares of restricted Common Stock in consideration for the investment after the reverse split is effective, (ii) the appointment of a nominee to the Board of Directors, and (iii) the purchase of up to an additional $1,000,000 in value of restricted Common Stock promptly after a reverse stock split is approved by a majority of the Company's issued and outstanding shares of voting stock. The number of post-split shares to be purchased by the investor for the $1,000,000 shall be determined by dividing $1,000,000 by the average of the bid and asked price of the Common Stock on December 23, 1996, the effective date of the reverse split. To date, these shares have not been purchased. Further, the Stock Purchase Agreement provides that Edward C. Kelly, President of the Company, shall be issued 1,500,000 post-split shares of Common Stock for past, present and future services to the Company, exclusive of any salary, bonus or other compensation in any form received or to be received by Mr. Kelly, based upon a reverse split resulting in no greater than 6,000,000 post-split shares of the Company's Common Stock to be outstanding. All shares received will be restricted and will be registered in the Registration Statement of which this Prospectus is a part, together with the shares underlying the Warrants described below, to be filed with the Commission within 60 days from the date of payment for all 25,000,000 pre-split shares. Both the investor (and its transferees) and Mr. Kelly have agreed not to sell such shares for 60 days from the effective date of the Registration Statement. The investor and Mr. Kelly shall also receive Warrants to purchase the lesser of
(i) 5,000,000 pre-split shares of restricted Common Stock or (ii) such amount of post-split shares to ensure that each of them shall maintain ownership of no less than 25% of the issued and outstanding Common Stock of the Company at any time for a period of three years from May 29, 1996 at an exercise price equal to the average of the bid and asked price per share on the effective date of the reverse split which is $1.90 per share. It was further agreed that the Warrant Shares would also be registered. These Warrants have been issued to the investors on a pro rata basis based upon the aggregate amount of their respective purchase. See "BUSINESS", "PRINCIPAL SECURITYHOLDERS", "CERTAIN TRANSACTIONS" and "SELLING SECURITYHOLDERS".

         On December 16, 1996, a majority of the issued and outstanding voting securities of the Company, by written consent, approved a 1 for 20 reverse stock split of the Company's Common Stock effective on December 23, 1996 and authorized an amendment to the Company's Articles of Incorporation to change its authorized common shares to 25,000,000 shares of Common Stock and its par value to $.001 per share. The Amendment was filed with the Nevada Secretary of State on December 18, 1996 and the reverse stock split was effective on December 23, 1996. See "DESCRIPTION OF SECURITIES".

                                    BUSINESS

GENERAL


         The Company has developed its own patented french fries vending machine (the "Machine") and the related proprietary potato powder mix for the production of french fries in the Machine (the "Potato Product") for marketing on a worldwide basis. The Company had previously received a federally registered trademark for its former name and logo,"Adelaide". The Company has subsequently federally registered its name and logo, "Tasty Fries", as a federal trademark on the Supplemental Register and has been marketing the Machine and its Products under that name. See "PATENTS AND PROPRIETARY RIGHTS" herein. The Company's early plans were to principally market its Products through an exclusive distributorship network which then current management believed would offer uniform and consistent Products to consumers worldwide. In furtherance of this plan, the Company sold distributorships for different markets throughout the United States and foreign countries. In 1995, under current management, the Company redirected its marketing focus by commencing to reacquire and negotiate the reacquisition of certain distributorships and sell Machines and Products on a non-exclusive basis to established well-financed vending companies. The Machines are expected to be located in high traffic locations such as airports, bus and train stations, universities, schools, military bases, theaters, work areas and recreational venues.

         The Company completed the final stages of beta testing of its Machines in the last quarter of the fiscal year ended January 31, 1996 and completed certain modifications to and enhancements of the Machine based upon such tests. Further, although the development of the Potato Product has been completed, due to the cost of establishing a manufacturing line to produce it, the Company anticipates entering into an exclusive license agreement for a comparable potato product for use in the Machine. Management originally anticipated that the beta site testing and development would be completed and Machines would be delivered by the end of the 1994 calendar year and then possibly by the end of the 1995 calendar year. This did not occur because (i) of the unanticipated amount of additional time necessary to completely design, develop and test a totally new Machine, (ii) the continuous lack of working capital available to fund the testing of the Machine and its commercial production, and (iii) the substantial time and funds necessary to satisfy the arbitration award in favor of California Food & Vending, Inc. ("CFV"). See "LITIGATION" herein.


         Further, beta site testing did not commence until early December 1995 which was longer than originally anticipated and therefore delayed even further the commercial production of Machines. See "MARKETING THROUGH DISTRIBUTORSHIPS" herein, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION" and "FINANCIAL STATEMENTS".

HISTORY


         In 1992, persons then associated with the Company filed a U.S. patent application with respect to a device for the vending of fresh french fried potatoes which was assigned to the Company on October 9, 1992. Substantial testing and test-marketing of the device resulted in the device failing to perform as anticipated and significant and numerous mechanical and design imperfections were encountered. Then current management of the Company decided to abandon the original device and retained the services of an expert engineer through Premier, Edward C. Kelly, to design and develop a completely new machine with totally different technology. At the time, Mr. Kelly had no affiliation with the Company. Production of such a device did not proceed as originally scheduled due to the unanticipated significant amount of time needed to design, engineer and test the new Machine and the continual lack of working capital to adequately fund the process. See "LITIGATION" herein, "MANAGEMENT" and "FINANCIAL STATEMENTS."


DESIGN AND MANUFACTURING


         In January 1993, the Company entered into the Premier Agreement with Premier, a manufacturer based in Warminster, Pennsylvania which was formed by Harry Schmidt and Edward C. Kelly, for the purpose of designing and manufacturing a completely new french fries vending machine in a joint venture with the Company. The President of Premier is Harry Schmidt who subsequently was appointed to the Company's Board of Directors in May 1993 but did not stand for re-election to the Board in September 1995. Edward C. Kelly, an owner of Premier but not an officer or director of the Company at that time, was subsequently appointed by the Company's Board of Directors at that time as Executive Vice President from January 1994 to June 1994, President and Treasurer in June 1994, and has been a member of its Board of Directors since February 1994 and its Chairman since June 1996. See "MANAGEMENT" AND "SELLING SECURITYHOLDERS"


         The Premier Agreement provided that the manufacturer, Premier, would refine and manufacture the Machine which dispenses hot french fried potatoes; however, due to the substantial design and engineering flaws in the original licensed device, Premier, through Edward C. Kelly, in February 1993, recommended that the Company abandon said device and undertake the design and engineering of a totally new Machine. The Company and Premier then agreed to equally share the first $150,000 of development costs, which such costs included design, engineering and initial manufacturing costs projected over the initial 500 production machines or a lesser number as would be jointly determined by Premier and the Company. Development costs, if any, in excess of $150,000 would be advanced by Premier and reimbursed on the basis of $500 per Machine up to the first 200 Machines produced or $100,000, whichever was less. The first 500 Machines were to be priced at a cost to the Company not to exceed $7,000 plus $500 reimbursement for excess development costs, if any, with a goal of reducing the cost of the Machine in the future as feasible. After the first 500 Machines, the Premier Agreement required that the Company purchase the Machines from Premier based on manufacturing cost plus 20%. The Premier Agreement could not be terminated by either party so long as Premier provided the Machines as required by the Company. Pursuant to the terms of the Premier Agreement, the first initial production of Machines was to be delivered by June 15, 1993, but due to the unanticipated amount of additional time necessary to completely design, develop and test a totally new Machine, the Machines were not delivered as planned. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION," "MANAGEMENT" and "CERTAIN TRANSACTIONS."

         On December 30, 1994, the Company and Premier amended the Premier Agreement (the "Premier Amendment") to provide that Premier supply the Company with ten pre-production Machines to be used at beta test sites for testing by Premier at a total cost of $35,000 per Machine for an aggregate purchase price of $350,000 to be paid by the Company. This amount was to be offset by the $125,000 advanced by the Company in April 1994 which amount was originally intended to be for development costs. In addition, Premier agreed to field test the Machines and, upon the Company receiving satisfactory results, agreed to manufacture the Machines exclusively for the Company. The Premier Amendment further provides, among other things, that (i) the first 500 Machines manufactured for distributors after the pre-production Machines, will be sold to the Company for $7,000 each, after which the price per Machine will be manufacturer's cost plus 20%, (ii) delivery of the Machines will take place within 180 days after receipt of a purchase order from the Company, (iii) any foreign or U.S. patents issued on the Machine or any aspects thereof shall be jointly owned by the Company and Premier upon delivery to the Company of an audited accounting of development costs from Premier and tender by the Company to Premier of 25% of such costs, with an additional 25% payable to Premier within 12 months thereof, (iv) Premier and the Company will seek independent bids on the manufacturing costs of the Machine from independent manufacturers, and if the parties agree to the terms (a lower manufacturing cost), Premier will purchase Machines from such manufacturer at the lower cost and be permitted to add its 20% mark-up to such price, and (v) the Company cannot license any party to manufacture the Machine without written consent from Premier.

         The Company, through Mr. Kelly as inventor, in good faith assigned the patent rights for the Machine to Premier solely in consideration for and reliance upon Premier's specific representations in the Premier Amendment, with the express understanding that Premier would immediately assign to the Company its one-half interest in the patent upon delivery to the Company of the audited accounting of development costs to be provided by Premier and payment by the Company thereof in accordance with the terms of the Premier Amendment. Premier did not provide the Company with an audited accounting as required by the Premier Amendment but with a spread sheet of costs. Further, Premier did not conduct the beta testing of the pre-production Machines as required by the Premier Amendment and the Company incurred the additional costs of such testing. Because no audited accounting of development costs was provided by Premier to the Company as required, the Company retained its independent auditors to audit the spreadsheet of development costs received from Premier. Based upon such audit, the Company estimated that its share of the development costs was approximately $417,500 after adjustment for certain charges which were applied to the development costs by Premier but were unrelated to the development of the Machine and other duplicative billing, but not including the beta testing costs. After payment of $350,000 between May and July 1995 for the ten pre-production beta test Machines and other payments made, the Company's independent auditors estimated that the Company paid virtually all of its share of the development costs. Subsequently, after several months of discussion with Premier, the Company and Premier verbally agreed that the Company will pay an aggregate of $650,000 to Premier as its one-half share of all development costs of which $100,000 was paid in July 1996. Premier will also receive $250 per Machine manufactured by a third party. Management and the Board of Directors agreed to these terms based upon the potentially prohibitive costs to the Company resulting from protracted litigation (monetary and otherwise), additional delays in the commercial production of the Machine and the agreement of Premier to waive any rights it may have to manufacture the Machine. Upon payment of an additional $225,000 to Premier (representing payment of an aggregate of 50% of the Company's total share of development costs as required by the Premier Amendment), Premier will assign a one-half interest in the patent for the Machine to the Company in accordance with the terms of the Premier Amendment. See "RISK FACTORS - PATENT PROTECTION AND PROPRIETARY RIGHTS" AND "PATENTS AND PROPRIETARY RIGHTS" herein.

         As commencement of commercial production is a Company priority and Premier cannot manufacture the Machine pursuant to the terms of the Premier Amendment, on June 17, 1996, the Company announced its intention to award the manufacturing contract for the Machine to S&H Electronics of Robesonia, Pennsylvania ("S&H"), an unaffiliated third party, and subsequently entered into manufacturing agreement with S&H for such purpose. S&H is a contract manufacturer which specializes in the assembly and testing of electro-mechanical assemblies and equipment. The Company's central procurement station is expected to be located within the manufacturing site with initial manufacturing procedures to be supervised by Company personnel to insure strict compliance with NAMA (as defined herein) and U.S. Food & Drug Administration (FDA) regulations. The Company is currently in negotiations with a subsidiary of Koors Industries, a multi-billion dollar Israeli conglomerate, to manufacture
Machines for the European, Middle Eastern and Asian markets. No final agreement has been reached and no assurances are given that this will occur. See "RISK FACTORS - NO MANUFACTURING FACILITIES; COMPLETION OF TOOLING".

         Although the Premier Amendment provides for delivery of the pre-production Machines within 180 days of a purchase order from the Company, Premier agreed to use its best efforts to complete these pre-production Machines on or before July 14, 1995 although no assurances were given. In connection therewith, the Company and Premier entered into an Escrow Agreement through which Premier was paid the balance of $175,000 for the ten pre-production Machines (after deduction of the $50,000 down payment made on May 5, 1995), in weekly increments of $17,500 over a ten week period commencing in May 1995 and ending in July 1995, provided that Premier meet certain pre-production schedule benchmarks during such time period. The pre-production Machines were not completed by Premier within the intended time period and were not delivered to the Company until mid-November 1995. As a result, beta testing did not begin until early December 1995 which further delayed the opportunity for the commercial production of the Machine. See "CERTAIN TRANSACTIONS."

THE MACHINE


         The Machine is designed to produce quality freshly made french fried potatoes utilizing a unique method that automatically converts a specifically formulated dehydrated Potato Product, with approximately an 18 to 24 month shelf life, into rehydrated potato mix, delivers this mix into a proprietary forming and cooking cycle, and finally into complete high-quality freshly made french fried potatoes. The Potato Product can be stored at room temperature, requires no refrigeration or freezing, and occupies less storage space than frozen fries, thereby offering greater storage capacity. The french fried potatoes are delivered to the consumer in a 10 ounce cup of 32 french fries. This is accomplished from the dehydrated mix to a completed order of quality fresh french fried potatoes in approximately 90 seconds. The utilization of a state-of-the-art combination of computer driven mechanics makes this possible. Also attached to the bottom of the vended cup are individually prepackaged portions of ketchup and salt. The attachment device currently has a patent pending before the U.S. Patent and Trademark office. See "PATENTS AND PROPRIETARY RIGHTS" herein.


         The design of the Machine permits the use of a vegetable oil so that it delivers a cholesterol-free product. Each vend contains french fries which are crisp and golden. The quality of the product is consistently uniform in each vend. The Machine has the capacity to produce 500 vends before any refill is required. The Machine is computer controlled and communicates with the consumer from the time the money is deposited into it until the time the vended cup of fresh french fried potatoes is delivered. The Machine can accept dollar bills, coins or any combination thereof, depending on the vend charge, which can be changed at anytime by simply reprogramming the dollar bill/coin component.


         The Machine requires a 220 volt electrical connection and is equipped with up-to-date computer technology using microprocessors and sensors, thus making it possible to continuously monitor all vending parts and report any potential problems. The Machine can report to a central data base, if required, to make this information available to the service company/refill operator. The Machine monitors the amount of vends, and simultaneously provides cash reports. Based upon the results of the beta testing and the operation of beta test machines in the field, the Company has no maintenance and repair track records to date, as the Machines have required no replacement parts. The Machines have been designed to be repaired on-site without the necessity of being returned to the manufacturer. It is anticipated that ongoing maintenance will be limited, and labor will involve the resupply of the Machines once Potato Product is required to be replenished. At such time oil will be replaced and additional cups and condiments will be restocked. Water will also be changed at such time unless the Machine is attached to a plumbing supply which is not necessary for the Machine's operation. The frequency with which the Machine must be restocked depends completely upon the number of vends dispensed daily and how often the Machine's coin box is emptied. Normally, operators empty coin boxes frequently to reduce the potential for theft. Management anticipates that coin boxes will be emptied on average every three days for a moderately busy location.

         Management currently expects that the commercial sales price for the Machine will be approximately $9,000 per unit. Currently, the anticipated price per vend is $1.25, although the actual price may vary greatly from location to location based upon several factors, including supply and demand and local costs for electricity, labor, transportation, etc.


MARKETING THROUGH DISTRIBUTORSHIPS


         The Company had, until late 1995, exclusively marketed the Machines and the Products through exclusive territorial distributorships. Although it has continued to market on a very limited basis through distributorships, current management has shifted its marketing focus to ultimately place Machines in locations not covered by exclusive distributorship agreements and reacquire certain existing distributorships, although no assurances are given that this marketing plan will be followed or not be revised in some manner. This shift occurred when management realized that exclusive distributorships for territories would not be ultimately practical or profitable. Management learned that major vending companies do not want to be sub-distributors but want to deal directly with the factory that manufactures the equipment. Additionally, these same companies have the established infrastructure which enable them to service the equipment that they purchase or lease. Such companies enter into their own agreements to place vending units at different locations and require the ability to use their discretion as to where to place machines. Furthermore, the Company's own internal research indicated that the largest profit margins and the greatest long-term area of profitability would be from the sale of Products. Accordingly, limiting to whom Machines could be sold and ultimately limiting their number through the sale of exclusive distributorships, could be financially detrimental to the Company's long-term operations, revenues and potential cash flow. See "MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION".

In contemplation of selling Machines on a non-exclusive basis, the Company entered into the Vendor Agreement with Forrest Financial Corp. (the "Leasing Company") to provide lease financing to operators of the Machines who may wish to lease Machines rather than purchase. The Vendor Agreement provides that up to approximately $15,000,000 will be available to qualified lessees for this purpose. Management anticipates, but cannot assure, that operators will ultimately be established, experienced vending companies with significant financial resources and infrastructures that will enable them to place and service their Machines in their sole discretion. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION".

         The existing distributorship agreements vary from territory to territory, but essentially require a non-refundable down payment and minimum annual payments usually over a five to ten year period. Most distributors must also pay $200 to $500 per Machine purchased as a credit toward the minimum annual payments. Most distributorship agreements require a minimum number of Machines to be purchased per year. The total price of the distributorship will vary substantially based on the estimated market potential of the particular territory which is usually based upon population and other relevant criteria.

         The Company has, to date, sold or granted an aggregate of 15 territorial distributorships, one of which has been reacquired by the Company and some of which were terminated by the Company for breach of the terms of the respective distributorship agreement. There are currently 10 distributorships which have not been terminated or reacquired. The distributor's obligations to make further payments, after tendering the initial deposit required upon execution of the distributorship agreement, are conditioned on the Company's ability to ship its Machines and related Products.

         The currently existing territories are listed as follows:

                                                                                MINIMUM
                                                                                DEPOSIT                   YEARLY
                           TERRITORY                 TOTAL PRICE                RECEIVED                  PURCHASE(E)
                           ---------------------------------------------------------------------------------------

          1.(a)            DE, D.C.,                 $  750,000                 $ 50,000                  100 machines
                           MD & VA

          2.               Texas                     $  750,000                 $ 25,000                  200 machines

          3.(b)            Israel                    $  200,000                 $ 40,000                  100 machines

          4.               Pennsylvania              $  750,000                 $ -0-                     200 machines

          5.               AR, AZ, CO                $1,500,000                 $ 65,000                  300 machines
                           KS, LA, MI,
                           MN, MS, MO,
                           MT, NE, NV,
                           NM, ND, OK,
                           OR, UT, WA,
                           WI & WY

          6.               Austria,                  $1,550,000                 $ 60,000                  500 machines
                           Germany,
                           Switzerland,
                           Luxembourg,
                           Belgium,
                           Holland &
                           Lichenstein

          7.(c)            Bulgaria,                 $4,000,000                 $175,000                  400 machines
                           Czechoslovakia,                                                                (year one)
                           (former),Denmark,
                           Finland, France,                                                               800 machines
                           Greece, Italy,                                                                 (years 2-9)


                                       34

                           Norway, Poland,
                           Portugal, Romania,                                                             850 machines
                           Spain, Sweden,                                                                 (year 10)
                           Turkey


          8.(c)            AL, AK, GA, IL, IN        $1,000,000                 $175,000                  100 Machines
                           KY, MS, NC, OH, SC,                                                            (year one)
                           TN, WV

         9.                Dade, Broward,            $  250,000                 $1,000 down               150 machines
                           Monroe & Palm                                        & $4,000 upon
                           Beach County,                                        delivery of
                           Florida                                              first machine

         10.               Brazil                    $  250,000                 $100,000                  250 machines

         11.(d)            California                         -                         -                          -



(a) Assigned to a group which includes Harry Schmidt, a former director of the Company and President of Premier. See "CERTAIN TRANSACTIONS."

(b) Deposit forfeited in August 1994 for non-performance and a new distributor paid an aggregate deposit of $40,000 for this territory.

(c) Granted to International Tasty Fries, Inc., a publicly traded Nevada corporation. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION PLAN OF OPERATION," "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT", "SELLING SECURITYHOLDERS" and "FINANCIAL STATEMENTS".

(d) Granted to CFV by agreement and confirmed by the award of the arbitrator and subsequent Court Order. See "LITIGATION" herein.

(e) No Machines have been purchased as of the date hereof. See "RISK FACTORS - VIABILITY OF DISTRIBUTORSHIP AGREEMENTS".

         The exclusive territorial distributorship agreements generally have a term of five to ten years, require the distributor to purchase all supplies for the Machines directly from the Company, and set forth uniform standards of operation. The agreements are transferable under certain conditions as uniformly established in the respective agreements and require the prior approval of the Company for sub-licensing and for sub-distributors. The majority of the agreements can be terminated by 30 day written notice from the Company in the event of default. In September 1993, December 1993, August 1994 and April 1995 the Company terminated distribution rights for Georgia, New Jersey, Israel and the United Kingdom, respectively, due to a failure to fulfill certain contractual obligations pursuant to the terms of the distributorship agreements and the respective deposits were forfeited. In September 1995 the Company repurchased the Canadian distributorship from Adelaide Vending (Canada) Ltd. for the original purchase price plus costs aggregating $100,000 (USD) for 1,000,000 shares of Common Stock at its then current market value and an option to acquire 50,000 post-split shares of Common Stock for two years at $5.00 (USD) per share, all pursuant to Regulation

S. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "PRINCIPAL
SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT" and "CERTAIN
TRANSACTIONS."


         Pursuant to the award of the arbitrator on October 25, 1994 and subsequent Court Order, CFV was granted distribution rights to California. There is no formal written distribution agreement between the Company and CFV. All terms and conditions related thereto would require negotiation between the parties which has not occurred to date. CFV has previously expressed an interest in returning the distributorship to the Company for a to-be-agreed upon price but no further discussions have taken place. No assurances are given that the Company will determine to reacquire this territory from CFV in the future. See "LITIGATION" herein.


COMPETITION


         The Company faces competition from other suppliers of french fries, including fast food outlets. The Company is aware of other companies which have test marketed french fry vending machines or are in the process of developing such machines. Certain of the companies which are viewed as competitors or which may become competitors in the future, have more capital and greater resources than the Company. Currently, the Company is aware of only one viable competitor which is Ore-Ida, a major manufacturer and distributor of frozen potato products. The Ore-Ida vending machine is not comparable to the Company's Machine for many reasons, including that it only hot air cooks frozen french fries which must be kept frozen in the unit thereby requiring refrigeration. This contrasts with the Company's Machine which cooks only freshly made french fries and requires no refrigeration, thereby eliminating spoilage and potential loss from a power shortage.


         Management believes, although no assurances are given, that due to current consumer demand for french fried potatoes, it is anticipated that there will be strong competition in the future in the area of french fry vending once technological problems have been solved. See "RISK FACTORS - COMPETITION".

AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS


         The Machine was initially intended to be manufactured by Premier pursuant to the Premier Agreement and the Amendment; however, Premier is not able to manufacture the Machine at a competitive price or even the first 500 Machines at $7,000 as required by the Amendment. See "DESIGN AND MANUFACTURING" herein. Certain individual components of the Machine are in the process of being tooled from custom made molds owned by the Company and produced by independent manufacturers or suppliers together with other parts including those which are custom designed. The tooling process has been delayed due to the lack of capital available to complete the process. Management believes there are several alternative sources of supplies and manufacturers for such items and that the loss of any one supplier would have no material adverse effect upon the Company, although no assurance can be given. If substantial demand for the Machines develops then management believes, although no assurance is given, that it has or can readily locate and secure sources for subcontract manufacturing. See "RISK FACTORS - NO MANUFACTURING FACILITIES; COMPLETION OF TOOLING" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION".

         Management believes that the Company's consumable Products used in the dispensing of french fries are widely available from numerous suppliers. The Company has located and secured one alternative source for the potatoes which are compatible for use in the Machine from a major supplier and is aware of at least one other supplier of potatoes that can be used in the Machine. Until the Company determines to establish a manufacturing line to produce its Potato Product, as to which no assurance is given, it expects to enter into an exclusive license agreement to purchase potatoes from one of these suppliers on terms which are expected to be favorable to the Company.


PATENTS AND PROPRIETARY RIGHTS


         The Machines inventor, Edward C. Kelly, President and Chief Executive Officer of the Company, was issued a patent by the U.S. Patent and Trademark office in July 1996. That patent is assigned to Premier as required by the Amendment in consideration for and with the express requirement, agreement and understanding that upon payment by the Company of its proportionate share of the Machine's audited development costs as required by the Amendment, the patent will be jointly owned by the Company and Premier. See "DESIGN AND MANUFACTURING" herein. The Company currently has applied for a patent for the attachment to the bottom of the vend cup with the United States Patent and Trademark Office. In addition, the Company is seeking but has not yet received patent protection in Japan, Israel and in those countries which are parties to the Patent
Cooperation Treaty (PCT), specifically as follows:

Albania           Georgia                Republic of Moldavia  Slovakia
Armenia           Germany                Macedonia             Spain
Austria           Hungary                Madagascar            Sudan
Australia         Iceland                Mongolia              Sweden
Barbados          Kenya                  Malawi                Tajikistan
Bulgaria                                 Mexico                Turkmenistan
Brazil            Democratic Peoples'    Norway                Trinidad & Tobago
Belarus           Republic of Korea
Canada            Kjagyzstan             New Zealand           Uganda
China             Kazakhstan             Poland                Ukraine
Czech Republic    Latvia                 Portugal              United Kingdom
Denmark           Liberia                Romania               Uzbekistan
Estonia           Lichtenstein           Russian Federation    Vietnam
Finland           Lithuania              Singapore
                  Luxembourg             Slovenia

The Company also has obtained a federally registered trademark on the Supplemental Register for its name and logo, "Tasty Fries."


         Management intends to seek patent, trademark and related legal protection in the future where it deems the same to be beneficial. No assurances can be given that the Company will ultimately receive a patent on the vend cup attachment in the United States or elsewhere. In addition, such legal protections and precautions do not prevent third party development of competitive products or technologies. There can be no assurance; however, that the legal precautions and other measures taken by the Company will be adequate to prevent misappropriation of the Company's proprietary technology. Notwithstanding the foregoing, the Company does not intend to be solely dependent upon patent protection for any competitive advantage. The Company expects to rely on its technological expertise and early entry into the marketplace with respect to its Products. See "RISK FACTORS - PATENT PROTECTION AND PROPRIETARY RIGHTS."

GOVERNMENTAL APPROVALS AND REGULATIONS

         The Machine was designed and developed in consideration of applicable governmental and industry rules and regulations. Management believes that the Machine complies with National Food Sanitation guidelines as well as Underwriter's Laboratory ("U.L.") procedures. The Machine must receive U.L. and National Food Standards (N.F.S.) approvals prior to sale and installation. The Company has requested that the Machine be inspected and expects to have the Machine inspected by various regulatory agencies during the production process but prior to sale and installation. In this regard, management has forwarded to U.L. a listing of all individually numbered parts used in the Machine. The Company is also seeking certification from the National Automatic Merchandising Association (NAMA). NAMA has previously informally inspected the Machine, the result of which was the subsequent installation of a sanitation cycle. Management has been advised that all certifications and approvals should be applied for upon commercial production and would not issue until such time. Management believes, although no assurance is given, that the required approvals from U.L., NAMA and the various regulatory agencies are obtainable and is not currently aware of anything that will delay the necessary approvals.

         Management is not aware of and does not believe that there are any specifically applicable compliance requirements under state or federal environmental or related laws relating to the manufacture and operation of the Machine.

LITIGATION


         The following table sets forth the current status of the litigation in which the Company is a party:

NAME OF CASE                             COURT                           CLAIMS & AMOUNTS                 STATUS
------------                             -----                           ----------------                 ------

1.  California Food & Vending,           U.S. District Court Central     a) CFV's Motion to Show Cause    Continued to June 1997
Inc. v. Adelaide Holdings, Inc.;         District of California          Why Tasty Fries Should Not Be
et al.  (Company is defendant)                                           Found In Contempt For Failure
                                                                         To Compaly With Judgements

                                                                         b) CFV's Motion For Sanctions    Continued to June 1997
                                                                         For Failure To Provide Complete
                                                                         Discovery Responses

                                                                         c) CFV's Motion for Appointment  Hearing held April 21,
                                                                         of a Permanent Receiver          1997, taken under
                                                                                                          submission by Court

                                                                         d) CFV's Motion to Compel        Court to order Company to
                                                                         Further Production of Documents  comply with production of
                                                                         and for Sanctions                documents which are to be
                                                                                                          decided by the Court

2. California Food & Vending,            U.S. States District Court      Claims by cross-claimant Samuel  Settled
Inc. v. Adelaide Holdings,               Central District of California  Balan for issuance of 1,000,000
Inc; et al. (Company is defendant)                                       pre-split shares of unrestricted
                                                                         Common Stock pursuant to
                                                                         Arbitration Award confirmed by
                                                                         Court

3. Richard Michael v. Tasty              Circuit Court Orange County,
Fries, Inc. F/K/A Adelaide               Florida                         1) Breach of Contract             Discovery with no
Holdings, Inc., et al. (Company                                          2) Accounting                     activity since
is defendant)                                                            3) Quantum Meuit                  December 1996
                                                                         4) Breach of Verbal Agreements

4. Robert Portman, et al v. Tasty        Superior Court of New Jersey,   1) Breach of Contract             Settled
Fries, Inc., et al. (Company is          Monmouth County                 2) Fradulent Inducement
defendant)                                                                  and Misrepresentation
                                                                         3) Violation of NJ law
                                                                            re:  consumer contracts

                                       39



5. Prize Frize, Inc., William            U.S. Court Central District     1) Misappropriation of trade      Case removed to Federal
Bartfield, Larry Wirth v. Matrix         of California                   secrets                           Court for Patent
(U.S.), Inc., Tasty Fries, Inc.,                                         2) Unfair competition             Infringement Claims;
et al. (Company is defendant)                                            3) Conversion                     Discovery
                                                                         4) Conspiracy

6. Gary J. Arzt and Threadneedle         Circuit Court Dade County,      Money lent by Plaintiffs to       Summary judgment in
Holdings v. Tasty Fries, Inc.            Florida                         Company and default by Company    favor of Plaintiff Artz
(Company is defendant)                                                   on promissory note                on promissory note
                                                                         for $59,000

7. Tasty Fries, Inc, v. E.P.             Circuit Court Dade County,      1) Breach of Warranty and         Answer due from Defendant
Toothe, Trustee (Company is              Florida                         Indemnity Agreements              April 28, 1997
plaintiff)                                                               2) Specific performance

DISCUSSION


         In March 1993, CFV filed a suit against the Company, its then-serving management (not including Edward C. Kelly and Leonard J. Klarich or any other current members of the Board of Directors) and others, in federal court in California alleging: a) breach of contract, b) fraud, c) securities fraud, d) constructive trust, and seeking an accounting and declaratory relief. CFV sought to prove its damages at trial, obtain an accounting and a declaration that it was entitled to all inventions, processes and improvements relating to any french fry machine developed by the Company. The lawsuit was stayed on July 6, 1993 pending the outcome of arbitration regarding the matter because the original agreement among the parties provided that the exclusive resolution of disputes among the parties was to be determined by binding arbitration. Arbitration of this matter took place in September 1994. On October 25, 1994 an award (the "Award") was rendered against the Company in the aggregate amount of $279,500 for domestic and international distribution fees owed to CFV pursuant to a March 17, 1992 Memorandum of Understanding (the "Memorandum") and a May 14, 1991 international joint venture agreement between the Company and CFV (the "Joint Venture Agreement"), and an additional $249,500 in compensatory damages, jointly and severally, as among the Company and Edward Abramson and Martin Balan, two former officers and directors of the Company. The award and compensatory damages totaling $529,000 were recorded in the Company's financial statements as of October 31, 1994.


         The Award also ordered (a) the enforcement of the terms of the Memorandum and the Joint Venture Agreement which, generally, provided for the payment by the Company of certain royalties, fees and profits to CFV in connection with future sales by the Company of the Company's vending machines and related products, and (b) the issuance by the Company to CFV of an option to purchase 2,000,000 pre-split shares of the Company's restricted Common Stock at an exercise price of $2.00 per share through March 17, 1997.

         In connection with the foregoing, an award was also entered on October 25, 1994 in favor of the cross-claimant, Samuel Balan who is the brother of Martin Balan, one of the former officers and directors of the Company. It requires, among other things, that the Company issue Samuel Balan 1,000,000 pre-split shares of unrestricted Common Stock. The financial statements do not reflect the issuance of these shares for the fiscal year ended January 31, 1996. Such shares, with restriction, were issued to him in June 1996. These previously issued 1,000,000 shares are included for registration in the Registration Statement of which this Prospectus is a part as further discussed below.


         On December 23, 1994, a Supplemental Award of Arbitrator ("Supplemental Award") was issued in connection with certain motions, oppositions, requests and replies. In connection therewith, CFV was awarded (i) attorneys' fees of $94,962.50 against the Company and (ii) costs of $29,896.43 against the Company and Edward Abramson and Martin Balan, its two former officers and directors, jointly and severally. In addition, the cross-claimant, Samuel

Balan, was awarded $4,099.34 for certain specific costs against the Company. The Company's Request for Clarification Re Fraud Damages was reviewed by the Arbitrator and denied.


         In February 1995, the Company, through the efforts of Mr. Kelly, President of the Company at the time, and CFV entered into a Settlement Agreement which supersedes the Award and Supplemental Award. The Settlement Agreement, which was subsequently amended on February 22, 1995 and February 23, 1995 (collectively the "Settlement Agreement"), provides, in pertinent part, among other things that (i) the Company shall pay to CFV the sum of $25,000 on or before February 28, 1995 and an additional $175,000 to be applied against the Supplemental Award as partial payment for past due royalties (which was paid), the balance payable over three (3) years commencing six (6) months after February 1, 1995 and shall bear interest at 10% per annum. The payment of the $175,000 originally due by March 10, 1995 was extended by agreement between the Company and CFV to March 15, 1995 and was paid by the Company, (ii) a royalty to CFV of $350 per machine for the first 500 Machines and thereafter a royalty equal to 35% of the difference between the price paid to the manufacturer and/or the wholesale price to the purchaser, domestic or international, of a minimum of $350 up to a maximum of $500 per Machine (the Award provides for $500 for every Machine and a 50% joint venture interest); (iii) $.25 per pound of all Potato Product sold, commercially used or distributed (the Award provides for 25% profit of all domestically related sales and 50% of all internationally related sales of all Products). CFV expressly waives any and all rights to profit participation in any other ancillary products of the Company upon timely payment of the royalty by the Company; (iv) CFV shall receive $2,000,000 payable from domestic and international gross distribution fees and utilization fees received by the Company as consideration for the reduction by CFV of its international distribution fee rights from 50% to 25% which shall be payable to CFV by receipt by CFV of 50% of all such fees until paid in full; and (v) an option to purchase 2,000,000 pre-split shares of the Company's restricted Common Stock at $.10 per share exercisable for four (4) years from February 1, 1995.


         The aggregate amount of $200,000 to be paid by the Company to CFV was paid in February and March 1995 as agreed. An additional payment of $80,000 was made in August 1995. The Company thereafter defaulted in the payment of $84,745.75 due February 1, 1996. As a result, CFV filed a Motion for a Temporary Protective Order ("TPO") in February 1996 in the Federal District Court for the Central District of California seeking an injunction freezing certain assets of the Company until such time as CFV's Motion for Assignment of Benefits could be heard by the Court on March 18, 1996. The TPO was issued by the Court on February 21, 1996 and the Motion for Assignment of Benefits was granted by the Court ex parte on March 15, 1996 (the "Court Order"). The Court Order provided, among other things, that the Company assign any monies it had in its possession at such time or received from third parties for investment, royalties, distribution fees or other sources be kept in a segregated account for the benefit of CFV and paid to CFV until the entire sum due, including accrued interest from August 1995 and attorney's fees incurred in connection with enforcement of the judgment, were paid in full. During April and May 1996, the Company paid CFV an aggregate of approximately $452,000 representing payment in full of all such amounts due and in satisfaction of the Court Order. CFV filed a Partial Satisfaction of Judgment in June 1996 with the appropriate tribunals. The Company expensed $7,000 and $1,098,062 in fiscal year 1995 and 1996, respectively, in connection with this litigation.

         In February 1997, CFV sought and obtained a Temporary Protective Order in connection with the failure of the Company to pay CFV $20,000 of a distributorship fee which was extinguished when the $20,000 was paid. Also in February 1997, CFV also filed certain motions with the Court seeking a Temporary and Permanent Receiver to ensure that monies owed to CFV in the future would be paid to CFV due to the failure of the Company to pay to the CFV $20,000. In addition, CFV filed motions seeking sanctions against the Company for failure to provide complete discovery responses to interrogations, motions to compel further production of documents and for sanctions in connection therewith, and a Motion to Show Cause why the Company should not be held in contempt for failure to comply with the judgement of the Court due to the Company's failure to pay CFV the $20,000 of the distributorship downpayment received. The Court denied CFV's Motion to Appoint a Temporary Receiver and scheduled a hearing on the other Motions for March 24, 1997 and March 31, 1997. These hearings were continued until April 21, 1997 during which time the Company filed affidavits of Edward Kelly, President of the Company, and William Bartfield, President of Prize Frize, Inc., in support of the Company's opposition to CFV's Motions. CFV filed affidavits of its counsel, Ronald Palmieri, Esq. and Gary Arzt, former President and Chairman of the Board of the Company. Based upon the statements made in these affidavits, the Court continued the hearing on the Motion to Show Cause and the Motion for Sanctions until either June 9 or June 23, 1997. The Court has taken CFV's Motion to Appoint a Permanent Receiver under submission and will determine which documents it will compel the Company to produce by Order, in response to CFV's Motion to Compel Further Production of Documents.

         In connection with the award to Samuel Balan, on June 24, 1994, a lawsuit was instituted against the Company and a shareholder of the Company in Circuit Court for the 11th Judicial Circuit in and for Dade County, Florida by Samuel Balan, brother of Martin Balan, the former Chairman of the Board of the Company, alleging breach of contract, quantum meruit and seeking a declaratory judgment for entitlement to 1,100,000 pre-split shares of the Company's Common Stock and in excess of $300,000 for past due wages and expenses. This action was heard by the arbitrator as part of the arbitration between the Company and CFV. An award was entered in Mr. Balan's (cross-claimant's) favor on October 25, 1994. The Company paid the award in May 1996 and issued to him 1,000,000 pre-split restricted shares of Common Stock in June 1996. Such shares are included in the Registration Statement of which this Prospectus is a part. Counsel to Mr. Balan filed a motion with the Federal District Court for the Southern District of Florida on July 1, 1996 requesting that the Court convert the award of stock into a cash award. The Motion was heard on August 13, 1996 and on August 19, 1996, the Magistrate issued his report recommending dismissal of the Motion (without prejudice) for lack of jurisdiction. Mr. Balan filed a Motion to Show Cause in the Federal District Court for the Central District of California and the Court has stated that it will issue an Order to Show Cause Why the Company Should Not Be Held in Contempt for its alleged failure to abide by the judgment. This matter was settled by the parties on March 4, 1997. Pursuant thereto, the Company has (i) issued 43,750 shares of Common Stock being registered hereby, certain of which shares are subject to a lock-up agreement, and (ii) paid $60,000 of $70,000, the balance of which is due in May 1997.

         On May 23, 1995, a lawsuit was instituted against the Company and Mr. Gary Arzt, former President, Secretary and Chairman of the Board of the Company, individually, by an alleged former agent of the Company in the Circuit Court in the Ninth Judicial Circuit in and for Orange County, Florida alleging (i) breach of contract, (ii) quantum meruit, (iii) breach of verbal contract, and (iv) requesting an accounting and seeking damages in excess of $15,000 for alleged commissions due on the sale of certain distributorships that he allegedly sold. The Company's and Mr. Arzt's answer denying the allegations and affirmative defenses to the complaint were filed on September 29, 1995. To date, preliminary discovery has been exchanged but the matter has not been set for trial. Management intends to vigorously defend this matter and believes, based upon the allegations in the complaint, that it will ultimately prevail; however, no assurances can be given at this time that this will be the result.

         On January 15, 1996, a lawsuit was instituted in New Jersey against the Company, Edward C. Kelly and Michelle Kramish Kain, individually, who is a shareholder of the law firm of Kipnis Tescher Lippman Valinsky & Kain, counsel to the Company, by a former consultant and current shareholder and his related companies alleging among other things: 1) breach of contract, 2) fraudulent inducement and misrepresentation and 3) violation of a New Jersey law relating to consumer contracts. The action related to an agreement entered into by the Company and to the individual plaintiff to file a registration statement with the Commission in October 1995 to register certain securities of the plaintiff. The Company and Kelly, through their independent counsel, answered the complaint and filed separate defenses. Thereafter, they filed a Motion for Partial Summary Judgment to dismiss the consumer fraud claims as a matter of law and sought leave to amend the answer to assert counterclaims, both of which were granted on May 20, 1996. Defendant Kain, through her counsel, answered the complaint by general denial and filed a Motion to vacate the service of summons and complaint and dismiss the complaint for lack of in personam jurisdiction. A hearing on the Motion was heard on May 10, 1996 and the Court entered an order on May 20, 1996 dismissing the action against Ms. Kain for lack of personal jurisdiction. This suit was settled in July 1996 and releases were executed. Pursuant to the settlement agreement, the Company is registering hereby the plaintiff's shares of the Company's Common Stock. See "SELLING SECURITYHOLDERS."


         On August 28, 1996, the Company and Edward C. Kelly, its President, Chief Executive Officer and Chairman of the Board were added as defendants to a Second Amended Complaint in litigation pending in the Riverside County Branch of the Superior Court of the State of California, between Prize Frize, Inc., William Bartfield and Larry Wirth, Plaintiffs, and Matrix (U.S.), Inc; Matrix, Inc.; Peter Fisher; International Tasty Fries, Inc.; Fry Factor, Inc.; Edward Trent; Xavier Castro; Marcellino Menendez; MXI, Inc.; Inter Trade Exchange Co.; Baltkor International; Sanad Company; Michael Krakow; Andrei Lutikov; Griffin Financial Management Corporation, Inc.; EZ Fries, Inc.; Samuel Hepburn; Dudley Muth; Richard O. Wahlgren; Gene Fruhling; Eurofrize, Inc.; Laszlo Kovacs; Seek, Inc.; Fresh Fries UK Ltd; Tega, S.A.; Tasty Fries, Inc; Premier Design, Ltd.; H&R Industries; and Edward C. Kelly as defendants. The causes of action alleged against the Company and Mr. Kelly include misappropriation of trade secrets, unfair competition, conversion and conspiracy. A Fourth Amended Complaint was filed by the plaintiffs against each of the named defendants alleging the same causes of action against the Company and Mr. Kelly. The plaintiffs have granted the Company and Mr. Kelly an extension of time to respond to the Fourth Amended Complaint. The lawsuit was removed to the United States District Court for the Central District of California in March 1997 due to the patent infringement claims.

         On September 25, 1996, a lawsuit was instituted by Mr. Arzt against the Company in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida for breach of a promissory note and reimbursement of certain alleged expenses incurred by Mr. Arzt as former Chairman of the Board of the Company. A judgment was entered by the Court in favor of Mr. Arzt in the amount of $59,000 in April 1997 and the parties are negotiating the payment of this judgement.


         See "MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION" for information regarding the Company's lawsuit against the Trustee of Acumen, which information regarding this lawsuit is hereby incorporated by reference.

EMPLOYEES


         As of April 1, 1997, the Company had six full-time employees including Edward C. Kelly, President and Chief Executive Officer of the Company, Irene Kelly, his wife, who manages the Company's executive office, and Leonard J. Klarich who serves as Executive Vice President. Mr Klarich is also a director on the Company's Board of Directors. The Company expects to hire additional new employees during the next 12 months. Any other new employees would be hired upon commercial production and delivery of Machines, as to which no assurances can be given at this time. See "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION" and "MANAGEMENT."


         None of the Company's employees are covered under a collective bargaining agreement.

PROPERTIES

         The Company owns no significant properties. Since June 1994 it has leased executive office space at the premises located at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422. The lease, renewed for an additional 24 months commencing in June 1995, is for 1,020 square feet at a monthly rental of $1,650 plus additional base rent of $175. At the present time, management believes that this office space is sufficient but may require additional space if additional administrative personnel are hired during the next 12 months.

         In April 1996, the Company leased approximately 468 square feet of working space and 400 square feet of storage space located at 320 Elm Avenue, North Wales, Pennsylvania at $600 per month on a month to month basis for technical support purposes and storage of Machines. The lease may be terminated any time after January 1, 1997 on 60 days prior notice by the lessor and 30 days prior notice by the Company.

                            MARKET FOR COMMON EQUITY


         The Common Stock of the Company is quoted on the OTC Bulletin Board, under the symbol "FRYA". The following table sets forth the highest and lowest bid prices for the Common Stock for each calendar quarter during the last two years and subsequent interim periods as reported by the National Quotation Bureau.


         The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.


         FISCAL 1995                             HIGH BID        LOW BID
         -----------                             --------        -------

         First Quarter                            $.44            $.14
         Second Quarter                            .21             .10
         Third Quarter                             .21             .10
         Fourth Quarter                            .17             .05

         FISCAL 1996
         -----------

         First Quarter                             .52             .04
         Second Quarter                            .41             .10
         Third Quarter                             .27             .17
         November 1 - December 22                  .19             .11
         December 23 - January 31(1)              2.88            1.75

         FISCAL 1997
         -----------

         February 1 through April 23(1)           2.19            1.25


---------------
(1) High and low bid prices from December 23, 1996 through April 23, 1997 give effect to the 1 for 20 reverse stock split effective on December 23, 1996.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The current directors of the Company will serve until the next annual (or special in lieu of annual) meeting of shareholders at which directors are elected and qualified. Names, age, period served and positions held with the Company are as follows:

                                                 POSITIONS
                  NAME                 AGE       WITH COMPANY
                  ----                 ---       ------------
         Edward C. Kelly               61        President, Chief Executive
                                                 Officer, Treasurer and
                                                 Chairman of the Board*

         Leonard J. Klarich            61        Executive Vice President,
                                                 Secretary and Director**

         Jurgen A. Wolf                62        Director**

         Ian D. Lambert                51        Director

         Kurt R. Ziemer                41        Director

------------------------------------------------------------------

* Mr. Gary J. Arzt was removed as Chairman of the Board of Directors on June 1, 1996 by consent of two-thirds of the shares entitled to vote in accordance with Nevada law and was removed as Secretary by the Board of Directors on June 3, 1996. Mr. Kelly was appointed Chairman of the Board by the Board of Directors on June 3, 1996. Mr. Kelly also serves on the Executive Committee of the Board of Directors.

** Member of the Executive Committee of the Board of Directors. Mr. Klarich was also appointed Secretary by the Board of Directors on June 3, 1996.

         EDWARD C. KELLY, Blue Bell, Pennsylvania. Mr. Kelly has been President of the Company since June 10, 1994, and a director since April 1994. He was appointed a member of the Executive Committee on September 18, 1995, and Chairman of the Board of Directors after the removal of Mr. Arzt in June 1996. From January 1994 until June 10, 1994 he was Executive Vice President of the Company. Mr. Kelly was President and a Director of Mega Manufacturing Co., Inc., a private manufacturing company from 1980 to 1994. Mega Manufacturing filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on November 19, 1993. Mr. Kelly has been involved in the engineering and design of the Machine and is part owner of Premier Design, Ltd. Mr. Kelly received a degree in Mechanical Engineering from Penn State University and is a member of the American Association of Professional Engineers and the American Federation of Engineers. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "BUSINESS - DESIGN AND MANUFACTURING," "CERTAIN TRANSACTIONS", "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT" and "SELLING SECURITYHOLDERS".

         LEONARD J. KLARICH, Knoxville, Tennessee. Since September 1995, Mr. Klarich has been a director of the Company and also was a consultant to management from March through May 1996. Mr. Klarich was retained as Executive Vice President of the Company in June 1996 to assist in the day to day operations of the Company, with specific emphasis on distribution networks, distributors and marketing. He was also appointed Secretary in June 1996. Mr. Klarich was Chairman of the Board of K & D, a high-tech graphic design company located in Woodland Hills, California until early 1996. From 1976 to 1989 he owned and operated Avecor, Inc., a color for plastics manufacturing company with yearly sales in 1976 of $3,000,000. He sold Avecor in 1989 when its sales exceeded $40,000,000. Prior thereto, he spent a number of years as a chief operating officer of companies in need of turnaround due to financial concerns. He received a Bachelor of Arts from Hofstra University in 1967 and a Masters Degree in Marketing Research from the City College of New York. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "BUSINESS - EMPLOYEES" and PRINCIPAL SECURITYHOLDERS - SECURITY OF OWNERSHIP OF MANAGEMENT".

         JURGEN A. WOLF, Vancouver, British Columbia, Canada. Mr. Wolf has been a director of the Company and a member of the Executive Committee of the Board of Directors since September 18, 1995. Since 1983, he has been President of J.A. Wolf Projects Ltd., a private Vancouver company engaged in commercial and industrial contracting. He was a director of Yukon Spirit Mines and is a director and the controlling stockholder of Adelaide Vending (Canada) Ltd., both of which are and were distributors, respectively, of the Company's Machine. He also was a co-distributor of the Machine in the United Kingdom but those rights were terminated in April 1995 for non-payment of part of the distribution deposit by his co-distributor. Mr. Wolf also serves on the Board of Directors as a director of five (5) Canadian public companies, which include OJ Oil and Gas Corporation, Gulfside Industries, Ltd., Shoreham Resources, Ltd., Zeus Oil and Gas Corporation and Key Capital Group, Inc. See "BUSINESS - MARKETING THROUGH DISTRIBUTORSHIPS", "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT", and "CERTAIN TRANSACTIONS".

         IAN D. LAMBERT, North Vancouver, British Columbia, Canada. Mr. Lambert was appointed as a director of the Company in July 1995 and was re-elected to the Board in September 1995. He is the President of International Tasty Fries, Inc. ("ITF"), a major stockholder in the Company whose shares are being registered hereby, and, until November 1996, was President of Yukon Spirit Mines Ltd., both of which are affiliates of the other and each of which have distributorship agreements with the Company for territories in North America and Europe. Mr. Lambert has been involved with the financing and management of numerous resource and industrial based public companies, both in Canada and the U.S., since the early 1980's, and currently is on the Board of Directors of six
(6) publicly-traded companies of which only the Company is a reporting company. Prior to that time, he was an Information Systems executive with MacMillan Bloedel Ltd. and also the Manager, Systems Consulting for the Vancouver office of Deloitte Haskins & Sells. Mr. Lambert received a Bachelor of Commerce and Quantitative Analysis from the University of Saskatchewan in Canada in 1970.

See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "BUSINESS - MARKETING THROUGH DISTRIBUTORSHIPS", "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT" and "SELLING SECURITYHOLDERS".

         KURT R. ZIEMER, New Holland, Pennsylvania. Mr. Ziemer was appointed to the Board of Directors on October 4, 1996 as the board designee of Whetstone Ventures Corporation, Inc. pursuant to the April 30, 1996 Stock Purchase Agreement with the Company. Since 1989 he has owned and operated Ziemer Buick-Pontiac-GMC Truck, Inc. located in New Holland, Pennsylvania. From 1977 until 1989, he served in several capacities for the auto dealership. Mr. Ziemer graduated from Penn State University in 1977 with a business degree in marketing and management. See "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT" AND "SELLING SECURITYHOLDERS".


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                              LONG TERM COMPENSATION
                                    -------------------                              ----------------------
                                                                                     AWARDS                       PAYOUTS
NAME                FISCAL                                     OTHER                                              ALL
AND                 YEAR                                       ANNUAL        RESTD.                               OTHER
PRINCIPAL           ENDED                                      COMPEN-       STOCK                     LTIP       COMPEN-
POSITION           JANUARY 31      SALARY         BONUS        SATION        AWARDS     OPTIONS       PAYOUTS     SATION
-------------------------------------------------------------------------------------------------------------------------

Edward C.             1996           (1)          0.00            0           None         (1)          None        (1)
Kelly(3)              1995           (1)          0.00            0           None         (1)          None        (1)
President             1994           (1)          0.00            0           None         (1)          None        (1)
and Chief
Executive
Officer
-------------------------------------------------------------------------------------------------------------------------


(1) Mr. Kelly has served as President and Treasurer of the Company since June 10, 1994, a director since April 1994, Chairman of the Board since June 3, 1996, and was Executive Vice President from January 1994 to June 10, 1994. Mr. Kelly received $20,000 on February 1, 1994 for services rendered to the Company since October 1993. He was granted an option in April 1994 for 250,000 pre-split shares of restricted Common Stock exercisable at $.50 per share which was subsequently rescinded on July 8, 1994 by the Board and granted an option for 1,000,000 shares of restricted Common Stock exercisable at $.10 per share at any time until March 15, 1997. Pursuant to the terms of his October 1, 1994 employment agreement, Mr. Kelly received 960,000 pre-split shares of Common Stock issued pursuant to a registration statement on Form S-8 filed with the Commission in November 1994 for services rendered to the Company from February 1994 to June 1994. For the fiscal year ended January 31, 1995, Mr. Kelly received an aggregate of $49,000 in cash payments and Mr. Kelly or his assigns received an aggregate of 75,000 pre-split shares of restricted Common Stock in accordance with the terms of his employment agreement. For the fiscal year ended January 31, 1996, Mr. Kelly received an aggregate salary of $180,000, consisting of $160,000 in cash and 2,184,127 pre-split shares of restricted Common Stock pursuant to the terms of his employment agreement which was amended effective as of May 1, 1995 and provides (i) for salary of $20,000 per month of which $10,000 accrues until the Company is financially able to pay the accrued amount or Mr. Kelly elects to convert all or part of such accrued amount into restricted Common Stock at a conversion price of $.20 per share, (ii) an annual bonus or bonuses, if any, in an amount to be determined by the Board of Directors in its sole discretion, (iii) 2,000,000 pre-split shares of Common Stock as additional compensation for all services provided to the Company from June 4, 1994 through April 30, 1995 to be registered on Form S-8. He received the 2,000,000 pre-split shares of Common Stock issued pursuant to a registration statement on Form S-8 filed with the Commission on September 28, 1995 for services rendered to the Company from June 4, 1994 through April 30, 1995.

         This table does not include (i) $10,000 paid each month by H&R Industries, Inc., an affiliate of Premier pursuant to the Premier Agreement, from January 1994 through September 1995, which amount is included in the total development costs of the Machine, (ii) accrued director compensation of approximately $833.33 per month since September 1995, (iii) 1,500,000 post-split shares issued to Mr. Kelly pursuant to the Stock Purchase Agreement with Whetstone Ventures Corporation, Inc., which are being registered hereby, and (iv) options granted to each of Messrs. Kelly, Klarich, Wolf and Lambert on October 1 1996 by the Board of Directors for 50,000 post-split shares of restricted Common Stock exercisable for three years at $4.00 per share which are being registered hereby. See "BUSINESS - DESIGN AND MANUFACTURING", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION," "MANAGEMENT", "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT" and "CERTAIN TRANSACTIONS."

OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 31, 1997

         On October 1, 1996, the Board of Directors granted options to Messrs. Kelly, Klarich, Wolf and Lambert, all members of the Board of Directors. Messrs. Kelly and Klarich are also executive officers of the Company. Such options are for each of them to purchase 50,000 post- split shares of Common Stock for a period of three years commencing October 1, 1996 at $4.00 per share. The shares underlying such options are being registered hereby. See "EXECUTIVE COMPENSATION." Pursuant to the 1995 Stock Option Plan adopted by the Board of Directors on July 1, 1995 and approved by the stockholders on September 18, 1995, non-employee directors receive options under a formula set forth in such Stock Option Plan determined by dividing the annual director's fee paid or accrued (accrued $10,000 per director for the fiscal year ended January 31, 1997) by the fair market value per share of Common Stock on the date of the grant ($.1225 at December 15, 1996). Each of Messrs. Klarich, Wolf, and Lambert received an option to purchase 4,082 post-split shares of Common Stock under the 1995 Stock Option Plan at an exercise price of $2.45 per share (representing fair market value per share as of December 15, 1996 giving effect to the reverse stock split), which options expire December 15, 2006. Mr. Ziemer received an option to purchase 680 post-split shares of Common Stock under the 1995 Stock Option Plan at an exercise price of $2.45 per share as of December 15, 1996, which expires December 15, 2006. This grant was prorated to reflect his appointment to the Board on October 4, 1996.


COMPENSATION OF DIRECTORS


         The Directors were not entitled to compensation for their services prior to September 18, 1995. At the Board of Directors meeting held on September 18, 1995, the Board voted to approve payment of annual directors' fees of $10,000 per director plus reasonable expenses commencing as of such date. Payments for the fiscal year ending January 31, 1996 were accrued on a pro rata basis for the year and were accrued for the fiscal year ended January 31, 1997. These accrued fees will be paid when the Company is financially able to do so. All such accrued compensation for Messrs. Arzt (up to June 1996 when he was removed from the Board), Kelly, Wolf, Lambert and Klarich will be included in the audited financial statements for the fiscal year ended January 31, 1997. See "OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 31, 1997" herein and "FINANCIAL STATEMENTS".


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         On October 1, 1994 the Company entered into an employment agreement with Edward C. Kelly, its then President and Treasurer. The employment agreement was for a three year term commencing retroactively to October 1, 1993 (the date on which Mr. Kelly began providing design, engineering and consulting services to the Company) and was automatically renewable for additional one year terms after expiration on September 30, 1996. Compensation was $10,000 per month commencing on October 1, 1994, of which $4,000 was payable in cash and the balance of $6,000 accrued until the Company was financially able to pay the balance or Mr. Kelly converted the unpaid amount into restricted Common Stock at a conversion price of $.20 per share. Mr. Kelly received additional compensation of $10,000 per month paid by H&R Industries, Inc., a company owned by Harry Schmidt, a former director of the Company, which such payments were included in the development costs of the Machine. See "BUSINESS DESIGN AND MANUFACTURING", "EXECUTIVE COMPENSATION" and "CERTAIN TRANSACTIONS".


In addition, Mr. Kelly received 960,000 pre-split shares of Common Stock registered on a Form S-8 registration statement filed with the Commission in November 1994 for services provided to the Company from October 1, 1993 through February 28, 1994 and 2,000,000 pre-split shares of Common Stock registered on a Form S-8 registration statement filed with the Commission on September 28, 1995. The employment agreement was subsequently amended but effective as of May 1, 1995 to provide the following changes: (i) salary of $20,000 (replacing $10,000 per month no longer being paid by H&R Industries, Inc.) per month payable $10,000 in cash with $10,000 accruing until the Company is financially able to pay such amount or Mr. Kelly elects to convert all or any part of such amount into restricted Common Stock based on a conversion ratio of $.20 per share; (ii) an employment term until April 30, 2001; (iii) an annual bonus or bonuses, if any, in an amount to be determined by the Board of Directors in its sole discretion; (iv) 2,000,000 pre-split shares of Common Stock registered on a Form S-8 registration statement as additional compensation for all services provided by Mr. Kelly to the Company from June 4, 1995 to April 30, 1995. All other terms and conditions of the October 1, 1994 employment agreement remain in full force and effect. The employment agreement, as amended, is automatically renewable for additional one (1) year terms without any further action by the Company or Mr. Kelly. The employment agreement, as amended, may be terminated by the Company for certain enumerated causes or upon written notice of the Company to Mr. Kelly 60 days prior to the end of any term or renewal thereof. See "EXECUTIVE COMPENSATION".

         The Company has from time to time entered into consulting agreements with outside consultants relating to different aspects of its business; however, it did not enter into any such agreements with current or former employees, officers or directors during the fiscal year ended January 31, 1996. Commencing in March 1996, Leonard Klarich, a director of the Company since September 1995, provided consulting services to the Company through May 31, 1996 and received as compensation for such services in June 1996 an option for 1,000,000 pre-split shares of Common Stock, immediately exercisable at an exercise price of $.05 per share for an aggregate of $50,000 paid by Mr. Klarich to the Company in August 1996. The option was exercised and the shares were registered in and issued pursuant to a registration statement on Form S-8 filed with the Commission in July 1996. See "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT".

                            PRINCIPAL SECURITYHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table sets forth, as of April 1, 1997, the ownership of Common Stock by persons known to the Company who own beneficially more than 5% of the outstanding shares of Common Stock, as adjusted to give effect to the 1 for 20 reverse stock split effective on December 23, 1996:


NAME AND ADDRESS OF                 AMOUNT AND NATURE OF                PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP                OF CLASS
----------------                    --------------------                --------
International Tasty                    515,000                             7.7%
  Fries, Inc.
Suite 602
595 Howe Street
Vancouver, B.C. V6C 2T5(1)

Usis International Capital             350,501                             5.2%
  Corp.
2806 N. Clark Street
Chicago, IL 60657(1)

Whetstone Ventures                     720,343                            10.7%
  Corporation, Inc.
11 Waterfront Estates
Estates Drive
Lancaster, PA 17602(2)

--------------------------------------

(1) All of these shares are shown of record as of April 1, 1997, pursuant to the Company's stock transfer records, all of which are being registered hereby.

(2) Includes (i) all 351,000 post-split of the original 1,250,000 post-split shares sold to Whetstone Ventures Corporation, Inc., the balance of which were transferred to others listed herein as Selling Securityholders, (ii) 250,000 additional post-split shares, and (iii) 119,143 Warrant Shares underlying the Warrant to be issued to Whetstone Ventures Corporation, Inc., all of which are being registered hereby. Does not include 250,000 post-split shares of Common Stock to be issued to Whetstone Ventures Corporation, Inc. for consulting services pursuant to its April 30, 1996 Agreement with the Company, and an additional 37,500 post-split shares to be issued each year for five years commencing upon the effective date of the Registration
         Statement.

SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth, as of April 1, 1997, the beneficial Common Stock ownership of all directors, executive officers, and of all directors and officers as group, as adjusted to give effect to the 1 for 20 reverse stock split effected on December 23, 1996:


NAME AND ADDRESS OF               AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS
----------------                  --------------------           --------

Edward C. Kelly                        1,807,950                 27.0%
650 Sentry Parkway
Suite One
Blue Bell, PA 19472(1)

Jurgen A. Wolf                           155,124                  2.6%
1285 West Pender Street
Vancouver, B.C. Canada(2)

Leonard J. Klarich                        92,624                  1.4%
839 Claybrook Court
Knoxville, TN 37923(3)

Ian D. Lambert                            55,124                  *
1220 Eastview Road
North Vancouver, B.C.(4)

Kurt R. Ziemer                            67,680                  1.0%
599 Valley View Drive
New Holland, PA  17557(5)

All Officers and Directors             2,178,502                 32.0%
as a group (5 persons)

----------------------------------
*  less than 1%

(1) Includes (i) an option for 50,000 post-split shares of restricted Common Stock presently exercisable at $2.00 per share until March 15, 1998, (ii) 57,450 post-split shares of Common Stock held by Irene Kelly, his wife, as to which Mr. Kelly claims beneficial ownership,
         (iii) an option for 50,000 post-split shares of Common Stock granted by the Board of Directors on October 1, 1996 exercisable until October 1, 1999 at for $4.00 per share, the shares underlying which are being registered hereby; and (iv) 1,500,000 post-split shares issued pursuant to the terms of the April 30, 1996 Stock Purchase Agreement as calculated in accordance with Rule 13d-3. being registered hereby.

(2) Includes (i) an option to purchase 1,042 post-split shares of Common Stock exercisable at $2.40 per share until December 15, 2005, automatically granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995, (ii) an option to purchase 4,082 post-split shares of Common Stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan; (iii) an option to purchase 50,000 post-split shares of Common Stock granted by the Board of Directors on October 1, 1996 exercisable at $4.00 per share until October 1, 1999, the shares underlying which are being registered hereby; (iv) 50,000 post-split shares of Common Stock issued to Adelaide Vending (Canada) Ltd. for the reacquisition by the Company of the Canadian distributorship and an option granted to Adelaide Vending for 50,000 post-split shares of Common Stock exercisable at $5.00 per share until September 1, 1997, all as calculated in accordance with Rule 13d-3. Mr. Wolf is a director and the controlling stockholder of Adelaide Vending (Canada), Ltd.. See "BUSINESS - MARKETING THROUGH DISTRIBUTORSHIPS", "MANAGEMENT" and "SELLING SECURITYHOLDERS".

(3) Includes (i) an option to purchase 1,042 post-split shares of Common Stock exercisable at $2.40 per share until December 15, 2005, automatically granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995, (ii) an option to purchase 4,082 post-split shares of Common Stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan; (iii) an option for 50,000 post-split shares of Common Stock granted by the Board of Directors on October 1, 1996 exercisable for $4.00 per share until October 1, 1999, as calculated in accordance with Rule 13d-3, the shares underlying which are being registered hereby.

(4) Includes (i) 515,000 post-split shares issued to International Tasty Fries, Inc. in 1995 for an aggregate of $800,000 including a $175,000 loan converted into equity, (ii) an option to purchase 1,042 of Common Stock exercisable at $2.40 per share until December 15, 2005 granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995, (iii) an option to purchase 4,082 post-split shares of Common Stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan; and (iv) an option for 50,000 post-split shares of Common Stock granted by the Board of Directors on October 1, 1996 exercisable at $4.00 per share until October 1, 1999, as calculated in accordance with Rule 13d-3, which shares underlying such option are being registered hereby. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "MANAGEMENT", "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" HEREIN, AND "SELLING SECURITYHOLDERS".

(5) Includes Shares being registered hereby. Does not include 680 post-split shares underlying an option exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan. Mr. Ziemer's option has been prorated to reflect the date he was appointed to the Board of Directors on October 4, 1996.

                              CERTAIN TRANSACTIONS


         In April 1993, the Company issued a promissory note to Mr. Gary Arzt, then President, Secretary and Chairman of the Board of the Company, for up to $300,000 in funds which may be advanced to the Company. Such note was superseded on October 31, 1993 by a new promissory note in the amount of $129,946.55 (the "Note"). The Note, which bears interest at 8% per annum payable in quarterly installments, was due on or before November 1, 1994. In April 1995, the Note was partially repaid in the amount of $79,947. See "FINANCIAL STATEMENTS". Mr. Arzt filed a lawsuit against the Company for payment of the Note and other alleged expenses and a judgment was entered in his favor by the court in April 1997 for $59,000. See "BUSINESS - LITIGATION".


         In January 1993 the Company entered into the Premier Agreement which was subsequently amended in December 1994. Premier is owned by Edward Kelly, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Harry Schmidt, a former director of the Company. At the time of the Premier Agreement, neither Mr. Kelly nor Mr. Schmidt were affiliated with the Company. At the time of the Premier Amendment, Mr. Kelly was President of the Company and both were serving on the Board of Directors. See "RISK FACTORS - NO MANUFACTURING FACILITIES; COMPLETION OF TOOLING, PATENT PROTECTION, AND PROPRIETARY RIGHTS", "BUSINESS - DESIGN AND MANUFACTURING", "MANAGEMENT", "EXECUTIVE COMPENSATION", and "SELLING SECURITYHOLDERS".


         In September 1995 the Company reacquired the Canadian distribution rights from Adelaide Vending (Canada) Ltd. for 1,000,000 pre-split shares (50,000 post-split shares) of Common Stock and an option to purchase 1,000,000 pre-split shares (50,000 post-split shares) of Common Stock at $.25 (US)($5.00
(US) post-split exercise price) for two years until September 1997. Mr. Wolf, a member of the Company's Board of Directors since September 18, 1995, is a major stockholder of Adelaide Vending (Canada) Ltd. Adelaide Vending (Canada) Ltd. had made a downpayment of $75,000 (US) for the Canadian distribution rights plus had incurred certain other organizational expenses in connection therewith which, totalled $100,000 (US) in the aggregate. As part of the Company's desire to operate the Machines directly and limit its dependence on third party operators, the Board of Directors determined to offer Adelaide Vending the opportunity to return the distributorship for 1,000,000 pre-split shares of Common Stock, the fair market value of which at the time was $100,000 (US) or $.10 per share and the option. See "PRINCIPAL SECURITYHOLDERS" and "SELLING SECURITYHOLDERS".

         In May 1995, the Company loaned Mr. Kelly $50,000 at 10% interest per annum. This loan is being repaid in accordance with a payment plan over the current fiscal year.


         In April 1996, the Company, Edward Kelly and Whetstone Ventures Corporation, Inc. entered into the Stock Purchase Agreement. Pursuant to the terms thereof, Mr. Kelly will receive a substantial number of Shares and Warrant Shares to ensure his ownership of no less than 25% of the outstanding Common Stock of the Company until May 1999. See

"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION - PLAN OF OPERATION", "PRINCIPAL SECURITYHOLDERS" and "SELLING SECURITYHOLDERS".

                             SELLING SECURITYHOLDERS

         The following tables provide the names of and the number of Shares and Warrant Shares offered for sale by each Selling Securityholder in the offering. After giving effect to the 1 to 20 reverse stock split approved by the written consent of the holders of a majority of the Company's outstanding Common Stock effective on December 23, 1996. Since the Selling Securityholders may sell all, some or none of their Shares or Warrant Shares, no estimate can be made of the number or percentage of Shares or Warrant Shares that each Selling Securityholder will own upon completion of the offering. Assuming that all of the Shares and Warrant Shares offered hereby are sold, no Selling Securityholder would own more than 1% of any outstanding class of stock unless otherwise indicated. See "PRINCIPAL SECURITYHOLDERS."

         The Shares offered by this Prospectus may be offered from time to time by the Selling Securityholders named below. Unless otherwise noted, no Selling Securityholder is an executive officer of the Company, or has had any material relationship with the Company or any of its affiliates within the past three years.

                                                                                         SHARES OWNED
                                            SHARES                                       AFTER OFFERING
                                       OWNED BEFORE                SHARES                IF ALL SHARES
NAME OF SECURITYHOLDER                    OFFERING            OFFERED HEREBY                 SOLD (*)
----------------------                    --------            --------------                 --------

Elizabeth A. Adams(1)                          670                      670                      *
Richard Adeelar(2)                          10,051                   10,051                      *
Daniel Amar(3)                              14,070                   14,070                      *
Michel Amar(4)                              10,380                   10,380                      *
Arcon Trade
  Development, Inc.(5)                     250,000                  250,000                      *
Don Arons(6)                                 1,340                    1,340                      *
Samuel Balan(7)                             43,750                   43,750                      *
Donna Baron(8)                               6,700                    6,700                      *
Kuldep Bhargava(9)                          33,500                   33,500                      *
Richard J. Brown(10)                         3,350                    3,350                      *
Marilyn J. Butzer(11)                          670                      670                      *
Carlinde, Inc.                              62,500                   62,500                      *
Joseph Ceasar(12)                           14,070                   14,070                      *
Eric Cohen                                  52,188                   52,188                      *
Robert Crowder                              50,000                   50,000                      *
Yaacov Cynamon(13)                          10,051                   10,051                      *
Stacey Zoto Desmond                          1,250                    1,250                      *
Jerry Dodd(14)                               5,770                    5,770                      *
Audrey A. Doerr(15)                         16,750                   16,750                      *
Debra A. Doerr(16)                          16,750                   16,750                      *
Danny Figa(17)                              16,750                   16,750                      *
Gary Fowler(18)                             26,800                   26,800                      *


                                       58



Richard Frank(19)                              670                      670                      *
David Gold(20)                               6,700                    6,700                      *
David Greenberg(21)                          6,700                    6,700                      *
Charlie Gregor(22)                           2,010                    2,010                      *
Jonathan Gross(23)                          10,051                   10,051                      *
Anne Guarra(24)                              6,700                    6,700                      *
Daryl Hagler(25)                            33,550                   33,550                      *
Carolyn Hallinan                            45,938                   45,938                      *
Chester A. Harberson                        67,500                   67,500                      *
Scott Hess(26)                                 670                      670                      *
International Tasty Fries, Inc.(27)        515,000                  515,000                      *
Iris Trading Develp(28)                     67,000                   67,000                      *
Diane Johnson(29)                            6,700                    6,700                      *
Tony Jones                                  10,067                   10,067                      *
Elliot Kahan(30)                            13,400                   13,400                      *
Clifford Katz(31)                           13,400                   13,400                      *
Ron Katz(32)                                67,000                   67,000                      *
Edward C. Kelly(33)                      1,807,950                1,600,000                      207,950
Leonard Klarich(34)                         92,624                   50,000                       42,624
Albert Kofsky                                5,000                    5,000                      *
Ian D. Lambert(27)                          55,124                   50,000                        5,124
Eli Lavi(35)                                16,750                   16,750                      *
Yossef Lavi(36)                             16,750                   16,750                      *
Aizik Leibovitch(37)                        13,400                   13,400                      *
Jack Lonsdale                               15,313                   15,313                      *
Richard MacHenry, Jr.(38)                   10,051                   10,051                      *
Yechiel Meiteles(39)                        13,400                   13,400                      *
Daniel O'Connor &
   Juliana O'Connor JTTEN                    5,000                    5,000                      *
Albert & Irene Porambo                      42,750                   42,750                      *
PMGM, Inc.                                  50,000                   50,000                      *
Robert Portman                              33,334                   33,334                      *
Angela Porto(40)                             3,350                    3,350                      *
David E. Ranalli(41)                        10,051                   10,051                      *
J.A. Rizzo(42)                              16,750                   16,750                      *
Francesca Roda(43)                           3,350                    3,350                      *
Francesca M J Roda &
   Darrell La Dow JTTEN(44)                  3,350                    3,350                      *
Joseph F. Roda(45)                         150,751                  150,751                      *
Melina Roda(46)                              6,700                    6,700                      *
Penelope Roda(47)                          150,751                  150,751                      *
Saverio B. Roda(48)                         10,051                   10,051                      *
Vitorio Roda(49)                             6,700                    6,700                      *
Harry Schmidt                               34,375                   34,375                      *
Amos Shamama(50)                             6,030                    6,030                      *
Dominic Spadea(51)                           6,700                    6,700                      *
Vincent Spadea(52)                           3,350                    3,350                      *


                                       59



Jim Speilman(53)                            16,750                   16,750                      *
Jim & Janet Speilman, JTTEN(54)             16,750                   16,750                      *
Richard L. Stone(55)                         6,700                    6,700                      *
Tasty Fries, Israel(56)                    100,000                  100,000                      *
Al Thierman(57)                              6,700                    6,700                      *
Usis International Capital Corp(58)        350,501                  350,501                      *
Larry Usner(59)                              2,010                    2,010                      *
J. Charles Walter, Jr.(60)                   2,010                    2,010                      *
Philip J V Watts(61)                         8,710                    8,710                      *
Steven Winfield(62)                         10,051                   10,051                      *
Whetstone Ventures Corp.(63)               720,343                  720,343                      *
Charles L. Whetstone(64)                    26,800                   26,800                      *
Bradley Whittemore                          15,625                   15,625                      *
Jurgen A. Wolf(65)                         155,124                  150,000                      5,124
Martin G. Young(66)                         16,750                   16,750                      *
Lewis Ziegler(67)                           23,450                   23,450                      *
Kurt R. Ziemer(68)                          67,680                   67,000                        680
Mildred Ziemer(69)                           2,010                    2,010                      *
Richard D. Ziemer(70)                       12,060                   12,060                      *
Jody L. Zoto                                 1,250                    1,250                      *
Louis Zoto                                   5,000                    5,000                      *
Thomas M. Zoto                               3,750                    3,750                      *

---------------------
* Assumes (i) no sales are effected by the Selling Securityholders during the offering period other than pursuant to this Registration Statement,
         (ii) ownership of less than one percent unless otherwise indicated, and
         (iii) for purposes of this table, ownership with respect to a Securityholder does not include shares beneficially owned but held by other persons. For such information relating to directors and officers of the Company, see "PRINCIPAL SECURITYHOLDERS."

(1) Includes 170 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(2) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(3) Includes 3,570 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(4) Includes 2,380 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(5) Includes (i) 17,000 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999, (ii) a warrant to purchase 50,000 shares of common stock exercisable at $1.00 per share until October 30, 1999, and (iii) 100,000 shares to be issued only upon the execution of a final agreement between the Company and Soltam, a subsidiary of Koors Industries, Israel.

(6) Includes 340 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(7)      See "BUSINESS - LITIGATION".

(8) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(9) Includes 8,500 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(10) Includes 850 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(11) Includes 170 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(12) Includes 3,570 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(13) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(14) Includes 1,770 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(15) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(16) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(17) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(18) Includes 6,800 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(19) Includes 170 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(20) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(21) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(22) Includes 510 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(23) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(24) Includes 1,770 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(25) Includes 8,550 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(26) Includes 170 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(27) Ian D. Lambert, President of International Tasty Fries, Inc., is a member of the Company's Board of Directors. The Shares being registered listed for Mr. Lambert do not include (i) 515,000 post-split shares owned by International Tasty Fries, Inc. which are being registered hereby but do include (ii) 50,000 post-split shares of Common Stock issuable upon exercise of an option granted on October 1, 1996 exercisable at $4.00 per share until October 1, 1999, as calculated in accordance with Rules 13d-3. See "MANAGEMENT" and "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT".

(28) Includes 17,000 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(29) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(30) Includes 3,400 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(31) Includes 3,400 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(32) Includes 17,000 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(33) Mr. Kelly is the current President, Treasurer, Chief Executive Officer and Chairman of the Board of the Company. The Shares being registered hereby include (i) 1,500,000 post-split shares issued to Mr. Kelly pursuant to the Stock Purchase Agreement between the Company and Whetstone Ventures Corporation, Inc., and (ii) 50,000 post-split shares of Common Stock issuable upon exercise of an option granted on October 1, 1996 exercisable at $4.00 per share until October 1, 1999, as calculated in accordance with Rule 13d-3. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "BUSINESS", "MANAGEMENT" and "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT".

(34) Includes 50,000 post-split shares of Common Stock issuable upon exercise of an option granted on October 1, 1996 at $4.00 per share until October 1, 1999, as calculated in accordance with Rule 13d-3, being registered hereby.

(35) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(36) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(37) Includes 3,400 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(38) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(39) Includes 3,400 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(40) Includes 850 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(41) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(42) Includes 3,400 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(43) Includes 850 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(44) Includes 850 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(45) Includes 38,251 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(46) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(47) Includes 38,251 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(48) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(49) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(50) Includes 1,530 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(51) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(52) Includes 850 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(53) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(54) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(55) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(56) Includes 100,000 shares being registered hereby which are issuable only upon the execution of a final agreement by the Company and Soltam, a subsidiary of Koors Industries, Israel.

(57) Includes 1,700 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(58) Includes 25,501 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(59) Includes 510 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(60) Includes 510 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(61) Includes 2,210 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(62) Includes 2,551 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(63) Includes (i) 351,000 post-split Shares owned by Whetstone Ventures Corporation, Inc., (ii) 250,000 post-split shares issued to Whetstone Ventures Corporation, Inc., and (iii) 119,143 Warrant Shares to be issued upon exercise of a Warrant to be issued pursuant to the terms of the Stock Purchase Agreement between the Company and Whetstone Ventures Corporation, Inc. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - PLAN OF OPERATION", "BUSINESS" and "PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS".

(64) Includes 6,800 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(65) Includes (i) 50,000 post-split shares of Common Stock listed in the name of Adelaide Vending (Canada), Ltd. of which Mr. Wolf is a major stockholder, (ii) 50,000 post-split shares of Common Stock issuable upon exercise of an option granted on October 1, 1996 at $4.00 per share until October 1, 1999, and (iii) 50,000 post-split shares of Common Stock issuable upon exercise of an option issued to Adelaide Vending (Canada) Ltd., at $5.00 per share until September 1, 1997, all as calculated in accordance with Rule 13d-3.

(66) Includes 4,250 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(67) Includes 5,950 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(68) Mr. Ziemer is a director of the Company. See "MANAGEMENT". Includes 17,000 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(69) Includes 510 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

(70) Includes 3,060 Warrant Shares being registered hereby underlying a warrant exercisable at $1.90 per share until May 31, 1999.

                            DESCRIPTION OF SECURITIES

THE COMPANY


         The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.001 par value, of which 6,700,025 post-split shares are issued and outstanding as of the date hereof. The Company has also authorized for issuance 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"), of which no shares are issued and outstanding as of the date hereof.


COMMON STOCK

         Each outstanding share of Common Stock is fully paid and nonassessable. Holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders or consent in lieu thereof under Nevada General Corporation Law. The Common Stock does not carry any cumulative voting rights and, therefore, a majority of the outstanding Common Stock will be able to elect the entire Board of Directors and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors.

         The Common Stock is not subject to redemption and carries no preemptive, subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. There are no outstanding options, warrants or rights to purchase shares of the Company's Common Stock other than as offered hereby and/or as referred to herein.

PREFERRED STOCK

         There are no plans to issue any shares of Preferred Stock at the present time. The relative rights, preferences, designations, rates, conditions, privileges, limitations, dividend rates, conversion rights, preemptive rights and terms of redemption, liquidation preferences and sinking terms thereof are to be determined by the Board of Directors, without any further vote or action by stockholders. The Board of Directors, without stockholder approval, may issue Preferred Stock in such series as it determines, with dividend rights, liquidation preferences or other rights that are superior to the rights of holders of Common Stock. The issuance of one or more series of Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or a group to attain control of the Company. See "RISK FACTORS - PREFERRED STOCK AUTHORIZED FOR ISSUANCE".

WARRANTS


         The Company is registering 425,010 shares of Common Stock issuable up the exercise of an equal amount of Warrants. Each Warrant entitles the holder to purchase one share of the Company's Common Stock at any time for a period of three years commencing May 29, 1996 and ending May 29, 1999 at an exercise price per share equal to the average of the bid and asked price per share on December 23, 1996, the effective date of the reverse stock split. That exercise price is $1.90 per share. The Warrants are not entitled to any voting, dividend, liquidation or other rights to which the Common Stock is entitled. In the event of any dissolution or winding up of the Company, the holders of the Warrants will not be entitled to participate in a distribution of the Company's assets.

         The Company may call for redemption all or any portion of the Warrants at $.001 per Warrant at any time upon a minimum of 30 days prior written notice mailed to the registered holders of the Warrants. The Company's right to redeem is subject to the right of the holders of the Warrants to exercise their purchase rights between the date of any notice of redemption date given by the Company. Any holders who do not exercise their Warrants prior to the redemption date will receive the redemption price of $.001 per Warrant and will forfeit their rights to purchase the Warrant Shares underlying the Warrants.

         The Warrants are subject to adjustment in the event of a stock split, reverse stock split, merger, reclassification or similar event.


SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of the offering, the Company will have 6,912,930 post-split shares of Common Stock outstanding if 50% of the Warrants are exercised and 7,125,435 post-split shares of Common Stock outstanding if 100% of the Warrants are exercised without giving effect to the possible exercise of other outstanding options or warrants disclosed in this Prospectus. The 425,010 Warrant Shares, issuable upon the exercise of the Warrants to be issued, will be freely tradeable without restriction or further registration under the Act.

         In general, under the new provisions of Rule 144, which has been amended effective April 29, 1997, a person (or persons whose shares are aggregated) who has satisfied a one (1) year holding period may sell in ordinary market transactions through a broker or with a market maker, within any three
(3) month period, a number of shares which does not exceed the greater of one percent (1%) of the number of outstanding shares of Common Stock or the average of the weekly trading volume of the Common Stock during the four (4) calendar weeks prior to such sale. Sales under Rule 144 require the filing of Form 144 with the Commission. If the shares of Common Stock have been held for more than two (2) years by a person who is not an affiliate, there is no limitation on the manner of sale or the volume of shares that may be sold and no Form 144 is required. An "affiliate" of the Company is any person who directly or indirectly controls, is controlled by or is under common control with, the Company. Affiliates of the Company may include its directors, executive officers and persons, directly or indirectly owning 10% or more of the outstanding Common Stock. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "RISK FACTORS - SHARES ELIGIBLE FOR FUTURE SALE" and "PLAN OF DISTRIBUTION".

TRANSFER AGENT


         The Company's transfer agent for the Common Stock and Warrants is StockTrans, Inc. located at 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003-2318; telephone number (610) 649-7300.


                              PLAN OF DISTRIBUTION

         The Shares and Warrant Shares offered hereby may be sold from time to time by the Selling Securityholders on the OTC Bulletin Board on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, the Selling Securityholders may from time to time offer Shares and Warrant Shares offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Securityholders and/or the purchasers of the Shares or Warrant Shares offered hereby for whom such underwriters, dealers or agents may act. The Selling Securityholders and any dealers or agents that participate in the distribution of the Shares or Warrant Shares offered hereby may be deemed to be "underwriters" as defined in the Act and any profits on the sale of such Shares or Warrant Shares offered hereby by them may be deemed discounts and commissions under the Act. The aggregate proceeds to the Selling Securityholders from sales of the Shares or Warrant Shares offered by Selling Securityholders will be the purchase price of such Shares or Warrant Shares less any broker's commissions.

         To the extent required, the specific Shares or Warrant Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

         In order to comply with the securities laws of certain states, if applicable, the Shares and Warrant Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Shares or Warrant Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the Shares or Warrant Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares or Warrant Shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Shares or Warrant Shares by the Selling Securityholders.


         The Company will pay substantially all the expenses incurred by the Selling Securityholders and the Company incident to the offering and sale of the Shares and Warrant Shares offered hereby to the public, but excluding any underwriting discounts, commissions or transfer taxes. These offering expenses are estimated to be approximately $95,000.


         The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Kipnis Tescher Lippman Valinsky & Kain, Attorneys at Law, Fort Lauderdale, Florida.

                                     EXPERTS

         The financial statements of Tasty Fries, Inc. as of January 31, 1996 and 1995, and for each of the years in the two-year period ended January 31, 1996 have been included herein and in the Registration Statement in reliance upon the report of Schiffman Hughes Brown, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The January 31, 1996 and 1995 financial statements of Tasty Fries, Inc. included in this Prospectus have been certified by Schiffman Hughes Brown, independent public accountants, upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Act with respect to the Shares and Warrant Shares offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all the information contained in the Registration Statement and the exhibits thereto on file with Commission pursuant to the Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and the Shares and Warrant Shares offered hereby, reference is made to the Registration Statement and such exhibits. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the company of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the full text of such contract or document.

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports, other information and the Registration Statement, including exhibits thereto, may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov.

                                  INDEX TO FINANCIAL STATEMENTS


For the years ended January 31, 1996 and 1995                              PAGE
  and for the period October 18, 1985 (inception)                          ----
  to January 31, 1996

         Report of Independent Auditors......................................F-1

         Balance Sheets......................................................F-2

         Statements of Operations............................................F-3

         Statements of Changes in Stockholders' Equity.......................F-4

         Statements of Cash Flows............................................F-5

         Notes to Financial Statements................................F-6 - F-11


For the three and nine months ended October 31, 1996 and 1995

         Balance Sheets.....................................................F-12

         Statements of Operations...........................................F-13

         Statements of Changes in Stockholder's Equity......................F-14

         Statements of Cash Flows...........................................F-15

         Notes to Financial Statements...............................F-16 - F-19

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Tasty Fries, Inc.


We have audited the accompanying balance sheets of Tasty Fries, Inc. (a development stage company) (formerly Adelaide Holdings, Inc.) as of January 31, 1996 and 1995, and the related statements of operations, stockholder's equity (deficiency), and cash flows for the years then ended and for the period from October 18, 1985 (inception) to January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tasty Fries, Inc. as of January 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended and from October 18, 1985 (inception) to January 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced liquidity problems. Unless the Company can continue to obtain financing from the issuance of common stock and/or through loans, substantial doubt arises about the Company's ability to continue as a going concern (Note 1). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Schiffman Hughes Brown
Blue Bell, Pennsylvania
June 10, 1996

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 BALANCE SHEETS AS OF JANUARY 31, 1996 AND 1995


                 ASSETS

                                                          1996             1995
                                                          ----             ----
Current assets:
   Cash                                                $     5,273  $       305
   Vending machines (Note 3)                                70,000       70,000
   Loan receivable, officer (Note 4)                        50,000
                                                       ------------------------
        Total current assets                               125,273       70,305

Property and equipment, net of
 accumulated depreciation of
 $16,834 in 1996 and $10,280 in 1995                        30,515       28,765
                                                       ------------------------

                                                       $   155,788  $    99,070
                                                       ========================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
   Note payable (Note 5)                                $   25,000  $    50,000
   Note payable, shareholder/officer (Note 6)               50,000      129,947
   Accounts payable and accrued expenses                   106,269      166,783
   Litigation settlements payable (Note 11)                443,014      628,062
                                                       ------------------------
        Total current liabilities                          624,283      974,792
                                                       ------------------------

Unearned revenue (Note 7)                                  356,000      436,000
                                                       ------------------------

Commitments and contingencies (Note 9)

Stockholders' equity (deficiency):
   Common stock, $.01 par value;
    authorized 100,000,000 shares;
    issued and outstanding 77,000,495
    shares at January 31, 1996 and
    32,226,993 at January 31, 1995                         770,005      322,270
   Additional paid-in capital                            5,591,470    2,075,490
   Deficit accumulated in development stage             (5,093,970)  (3,709,482)
                                                       ------------------------
                                                         1,267,505   (1,311,722)

Subscriptions receivable (Note 12)                      (2,092,000)
                                                       ------------------------
                                                          (824,495)  (1,311,722)
                                                       ------------------------

                                                        $  155,788  $    99,070
                                                       ========================

See independent auditor's report
and notes to financial statements
                                       F-2

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995
       AND FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 1996


                                                             CUMULATIVE
                                                                SINCE
                                                              INCEPTION                   1996                 1995
                                                             -----------                  ----                 ----
Revenues                                                      $        618             $       618         $          0
                                                              -------------            ------------        ------------

Costs and expenses:

   Research, machine
    and product development                                        752,104                 265,615              177,400
   Selling, general and administrative                           3,196,723               1,086,033              798,576
                                                               --------------------------------------------------------

                                                                 3,948,827               1,351,648              975,976
                                                               --------------------------------------------------------

Net loss before other income (expense)                          (3,948,209)             (1,351,030)            (975,976)

Other income (expense):
   Forfeited distributor deposits (Note 7)                          15,000                                       10,000
   Interest expense                                                (55,699)                (26,458)             (14,895)
   Litigation settlement (Note 11)                              (1,105,062)                 (7,000)          (1,098,062)
                                                               --------------------------------------------------------
                                                                (1,145,761)                (33,458)          (1,102,957)
                                                               --------------------------------------------------------

Net loss                                                       $(5,093,970)            $(1,384,488)         $(2,078,933)
                                                                =======================================================

Net loss per share of common stock                                   ($.07)                  ($.03)               ($.08)
                                                                     ==================================================

Weighted average shares outstanding                                                     46,498,559           27,401,329
                                                                                        ===============================

See independent auditor's report
and notes to financial statements
                                       F-3

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
               FOR THE PERIOD FEBRUARY 1, 1993 TO JANUARY 31, 1996


                                                                      PAID                                      TOTAL
                                                    COMMON             IN                  RETAINED           STOCKHOLDER
                                                    STOCK            CAPITAL               EARNINGS             EQUITY
Balance, February 1, 1993                           $212,704          $450,796             $(971,729)          $(308,229)

Issued 7,600,000 shares                               76,000           464,000                                   540,000

Issued 220,000 shares for services                     2,200                                                       2,200

Redeemed 3,145,000 shares                            (31,450)           31,450

Net loss for the year ended
 January 31, 1994                                                                           (658,820)           (658,820)
                                                    --------------------------------------------------------------------

Balance, January 31, 1994                            259,454           946,246            (1,630,549)           (424,849)

Issued 3,129,999 shares                               31,300           547,950                                   579,250

Issued 2,151,622 shares for services                  21,516           121,294                                   142,810

Issued 1,000,000 shares for
 litigation settlement                                10,000           460,000                                   470,000

Net loss for year ended
 January 31, 1995                                                                         (2,078,933)         (2,078,933)
                                                    --------------------------------------------------------------------

Balance, January 31, 1995                            322,270         2,075,490            (3,709,482)         (1,311,722)

Issued 36,415,000 shares                             364,150         3,000,350                                 3,364,500

Issued 6,733,502 shares for services                  67,335           381,880                                   449,215

Issued 625,000 shares for
 loan conversion                                       6,250            43,750                                    50,000

Issued 1,000,000 shares for
 repurchase of distributorship                        10,000            90,000                                   100,000

Net loss for the year ended
 January 31, 1996                                                                         (1,384,488)         (1,384,488)
                                                    --------        ----------            ----------          ----------

Balance, January 31, 1996                           $770,005        $5,591,470           $(5,093,970)         $1,267,505
                                                    ====================================================================

See independent auditor's report
and notes to financial statements
                                       F-4

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995
       AND FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 1996

                                                                         CUMULATIVE
                                                                           SINCE
                                                                          INCEPTION              1996            1995
                                                                        -------------            ----            ----
Cash flows from operating activities:
    Net loss                                                              $(5,093,970)       $(1,384,488)      $(2,078,933)
    Adjustments to reconcile net loss to net
     cash used by operating activities:
       Depreciation                                                            16,834              6,554             4,500
       Common stock issued for services                                       631,725            449,215           142,810
       Common stock issued for litigation settlement                          470,000                              470,000
    Changes in assets and liabilities:
       Other assets                                                           (70,000)                               5,000
       Accounts payable and accrued expenses                                  549,284           (245,562)          682,889
       Unearned revenue                                                       356,000            (80,000)           80,000
                                                                          ------------------------------------------------
Net cash used by operating activities                                      (3,140,127)        (1,254,281)         (693,734)
                                                                          ------------------------------------------------

Net cash flows used in investing activities:
    Purchase of property and equipment                                        (47,350)            (8,304)          (14,544)
                                                                          ------------------------------------------------

Cash flows from financing activities:
    Issuance of common stock                                                3,167,750          1,422,500           579,250
    Loan receivable, officer                                                  (50,000)           (50,000)
    Note payable, current                                                      25,000            (25,000)
    Shareholder note                                                           50,000            (79,947)
                                                                          ------------------------------------------------
Net cash provided by financing activities                                   3,192,750          1,267,553           579,250
                                                                          ------------------------------------------------

Net increase (decrease) in cash                                                 5,273              4,968          (129,028)
Cash, beginning balance                                                             0                305           129,333
                                                                          ------------------------------------------------

Cash, ending balance                                                      $     5,273        $     5,273       $       305
                                                                          ================================================

Supplemental disclosure of cash flow information:
    Cash paid for interest                                                $    35,351        $    22,636      $     11,620
                                                                          ================================================

Supplemental disclosures of non-cash financing activities:
    Issuance of common stock for services                                 $   629,525        $   449,215      $    142,810
                                                                          ================================================
    Issuance of common stock for
     conversion of note payable                                           $    75,000        $    50,000    $
                                                                          ================================================
    Issuance of common stock for
     repurchase of distributorship                                        $   100,000        $   100,000    $
                                                                          ================================================
    Issuance of common stock for
     litigation settlement                                                $   470,000                          $   470,000
                                                                          ================================================

See independent auditor's report
and notes to financial statements
                                       F-5

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            JANUARY 31, 1996 AND 1995




1.     Description of Business:

       On July 31, 1991 Metro Systems Inc., a Nevada Corporation, acquired 100% of the outstanding stock of Adelaide Holdings, Inc., a Delaware Corporation, for 13,500,000 shares of its common stock. The acquisition has been accounted for as a reverse acquisition. Metro Systems Inc. was a shell company having no assets or liabilities at the time of the reverse acquisition and changed the name of Metro Systems Inc. to Adelaide Holdings, Inc. Effective October 1, 1993 its name was changed to Tasty Fries, Inc.

       The Company is a development stage company since it has not completed designing, testing, and manufacturing its sole product, a vending machine which will cook and dispense french fries. The Company has entered into a manufacturing requirements agreement with a company which manufactures and assembles a variety of high technology equipment. The Company has received ten machines and it is anticipated that each machine can be sold for approximately $7,000. The difference between the anticipated selling price and the cost to obtain the machines has been charged to research, machine and product development costs. The president of the manufacturing company is a Director of Tasty Fries, Inc. and the president of Tasty Fries, Inc. owns 50% of the manufacturing company. From the corporation's date of inception, October 18, 1985, to date it has engaged in various business activities that were unprofitable. The Company had no revenues from operations since inception and its ability to continue as a going concern is dependent on the continuation of equity financing to fund the expenses related to successfully marketing the vending machine and resolving existing litigation (Note 10). Management is currently in negotiations with three separate funding sources to provide the working capital necessary to pay Premier and fund the tooling of the Machine. These funding sources will also assist the Company in manufacturing the first 50 machines and bring them to market, at which time the Company believes that sufficient cash will be generated to support its operations. Although management cannot assure the ultimate success of the above plan, it is reasonably confident that it will enable the Company to continue its business and grow modestly.

2.     Significant accounting policies:

       Property and equipment:

       Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over their estimated useful lives ranging from 3 to 7 years. Depreciation expense for January 31, 1996 and 1995 was $6,554 and $4,500, respectively.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            JANUARY 31, 1996 AND 1995


2.     Significant accounting policies (continued):

       Research, machine and product development:

       Research and development costs consist of expenditures incurred by the Company during the course of planned search and investigation aimed at the discovery of new knowledge which will be used to develop and test a vending machine and potato product for the formation of french fries. Research and development costs also include costs for significant enhancements or improvements to the machine and/or potato product. The Company expenses all such research and development costs as they are incurred.

       Unearned revenue:

       Represents monies received for distribution rights of the vending machines which the Company is still in the process of developing and testing. The Company records these monies as unearned revenue upon receipt. These deferrals will be recognized as income over the life of the machine upon commercial production of machines or upon forfeiture by distributors as a result of breach of contract. Since commercial production of the machine has not commenced, the unearned revenue is classified as a non-current liability.

3.     Vending machines:

       Vending machines are carried at the lower of cost or market. During the year ended January 31, 1995, the Company paid to Premier, $246,600, for the production of ten reproduction machines. In the year ended January 31, 1995, the Company charged $176,600 to research and development expense.

4.     Loan receivable, officer:

       Represent monies borrowed from the Company by an officer in May, 1995. The loan is due on demand, along with interest at 10% per annum.

5.     Note Payable:

       Represents a single unsecured note from a third party shareholder which bears interest at the rate of 8% per annum. The note was due June 4, 1993 but has been extended indefinitely. The Company issued to the noteholder, options for 400,000 shares of its common stock on December 22, 1994, with an exercise price of 35 cents per share. The Company issued 180,000 and 90,000 shares of its common stock on December 22, 1994 and May 4, 1995, respectively, to the noteholder in addition to paying $30,600 on May 5, 1995. This payment of $30,600 on May 5, 1995 includes a principal payment of $25,000 and interest covering the period June, 1992 to March, 1995 in the amount of $5,600. The 180,000 and 90,000 shares issued to the noteholder at $.01 were consideration for indefinitely extending the repayment and recorded as a financing expense which is included in selling, general and administrative expense.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            JANUARY 31, 1996 AND 1995




6.     Note Payable, Shareholder/Officer:

       Represents the unsecured note from an existing shareholder/officer of the Company which bears interest at the rate of 8% per annum and is due and payable on demand. The Company reduced this note to $50,000 with a principal payment of $79,947 on May 1, 1995. In addition to the principal payment on May 1, 1995 of $79,947, the Company also paid interest in the amount of $9,576.14.

7.     Unearned Revenue:

       During the year ended January 31, 1995, a distributor who had paid $10,000 to the Company for the rights to a distributorship, forfeited its rights in the distributorship. The remaining $5,000 in forfeited distributor deposits since inception of the Company occurred during the year ended January 31, 1994 when a distributor forfeited its rights to a distributorship. On September 5, 1995, the Company issued 1,000,000 shares of its common stock to repurchase the Canadian distributorship rights which the Company has shown as unearned revenue in the amount of $100,000.

8.     Related Party Transactions:

       The Company paid salary to Mr. Edward Kelly, the president and director, during the fiscal year ended January 31, 1996 totaling $160,000. The Company also issued an aggregate of 2,184,127 shares of common stock (in lieu of cash compensation) to Mr. Edward Kelly during September, 1995 and October, 1996 for his services totaling $20,000. During the year ended January 31, 1995, the Company paid consulting fees to Mr. Edward Kelly of $49,000. The Company also issued 960,000 and 500,000 shares of common stock to Mr. Edward Kelly and Mr. Gary Arzt, respectively, for their services. These shares of common stock amounted to $9,600 for Mr. Edward Kelly for his services during the period prior to his becoming president in June, 1994 and $22,500 for Mr. Gary Arzt for his services as president from September, 1992 to June, 1993. Mr. Gary Arzt was the Company's chairman of the board until June 1, 1996.

       During the year ended January 31, 1994, the Company settled a lawsuit with Mr. Abramson and Mr. Balan, former officers of Adelaide Holdings, Inc., whereby they returned 3,145,000 shares of previously issued common stock to the Company.

9.     Commitments and Contingencies:

       During the years ended January 31, 1996 and 1995, the Company paid $17,400 and $9,600, respectively, for the rental of office space. The Company represented that they will continue leasing this office space at a monthly rental of $1,650 until May 31, 1997.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            JANUARY 31, 1996 AND 1995




10.    Issuance of Common Stock:

       44,773,502 total shares of common stock were issued during the year ended January 31, 1996. 36,415,000 shares were sold in private placements by the Company, 6,733,502 shares were issued for payment of advertising, marketing, consulting and legal services totaling $449,215, 625,000 shares were issued for a $50,000 loan conversion to common stock and 1,000,000 shares were issued for the repurchase of the Canadian distributorship rights (see Note 6).

       5,281,621 total shares of common stock were issued during the year ended January 31, 1995. 3,129,999 shares were sold in private placements by the Company and 2,151,622 shares were issued for payment of advertising, marketing, consulting and legal services totaling $143,310.

11.    Litigation:

       Former officers of the Company caused the Company to guarantee a lease for another corporation owned by them. The other corporation breached its lease obligation causing the landlord to assert a claim against the Company as guarantor for an amount due approximating $110,000. In October, 1994 the Company, without admitting any liability, settled the litigation assessment by paying the landlord $76,000. Upon payment of the $76,000, the Company was released as guarantor of the lease.

       On October 25, 1994 the Company received a copy of the award of the arbitrator in the American Arbitration Association matter of California Food & Vending, Inc. (CFV) vs. Tasty Fries, Inc. et.al. An award was rendered against the Company in the aggregate amount of $279,500 for domestic and international distribution fees owed to the plaintiff and $249,500 in compensatory damages. The award and compensatory damages totaling $529,000 have been recorded in the financial statements as of October 31, 1994. Payment (pursuant to a settlement agreement which supersedes the award) began in February, 1995 and was satisfied in full in May, 1996.

       The arbitration award also ordered (a) the enforcement of the terms of the Memorandum of Understanding dated March 17, 1992 and Joint Venture Agreement dated May 14, 1991 and (b) the issuance of an option to CFV for the purchase of 2,000,000 shares of the Company's common stock at a exercise price of $2.00 per share through March 17, 1997. In general, the terms provide for the payment by the Company of certain royalties, fees and profits to CFV in connection with future sales of Company vending machines and related products. The royalties, fees and profits payable in the future to CFV could become material, but there is no way to assign a dollar figure to this payable since it will be based on future Company sales. The Company is required to pay to CFV royalties of $350 per machine for the first 500 machines sold and 35% of the gross profit for machines sold thereafter. The Company will also have to pay CFV $.25 for each pound of potato product sold. These royalties will be expensed by the Company when incurred.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            JANUARY 31, 1996 AND 1995




11.    Litigation (continued):

       In connection with the foregoing, an award was entered in favor of cross-claimant, which requires, among other things, that the Company issue 1,000,000 shares of unrestricted common stock to the cross-claimant. These 1,000,000 shares of common stock were accounted for in the financial statements at market value at the time of the award (October 25, 1994). The shares were not issued by the Company until June, 1996.

       On January 5, 1995, the arbitrator in the case of California Food and Vending, Inc. (CFV) vs. the Company awarded CFV and cross-claimant legal fees amounting to $94,963 and $4,099, respectively. In addition, CFV was awarded one proto-type vending machine, which had a value of $7,000. The legal fees and the proto-type machine, totaling $106,062 were recorded in the financial statements. Payment pursuant to a settlement agreement which supersedes the award began in February, 1995 and was satisfied in full in May, 1996.

       On March 15, 1996, the Federal District Court for the Central District of California issued a Temporary Protective Order (TPO) against the Company since the Company defaulted on their February, 1996 installment payment to CFV. The TPO provided that any monies received by the Company currently, were to be paid to CFV until all monies due CFV were paid in full. The Company satisfied, in full, the CFV judgment in April and May, 1996 and rendered the TPO void.


       On May 23, 1995, an alleged former agent of the Company instituted a lawsuit against the Company and its former president Gary Arzt for breach of contract, quantum meruit, breach of verbal contract and requested damages in excess of $15,000 for unpaid commissions. The Company and Mr. Arzt responded to the lawsuit on September 29, 1995 denying the allegations. No date for trial has been set and the Company believes that the lawsuit is without merit and intends to vigorously defend this matter. Management and legal counsel believe that there will be no liability arising from this lawsuit.

       On January 15, 1996, a lawsuit was instituted alleging breach of contract, fraudulent inducement and misrepresentation, and violation of New Jersey law relating to consumer contracts. A settlement of this lawsuit occurred in July, 1996 and the Company agreed to register shares of the Company's common stock. This registration has not occurred and these shares will be recorded in the financial statements at fair market value at time of issuance. No provision has been recorded at the balance sheet date since the value of these shares to be issued is undeterminable and will not materially affect the Company's financial position.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            JANUARY 31, 1996 AND 1995




12.    Subscriptions receivable:

       In September, 1995, the Company entered into an agreement with Acumen Services, Ltd., an off-shore Abaco, Bahamas company, to purchase an aggregate of 21,500,000 shares of common stock at $.10 per share payable pursuant to a promissory note providing for payment upon the commencement of commercial production of the machine. The Company received $80,000 in December, 1995 from an unrelated third party who was issued shares of common stock. The balance of the remaining shares were canceled and returned to the Company's treasury in May, 1996 as a result of a dispute between the Company and Acumen.

       In January, 1996, the Company issued 1,000,000 shares to a third party individual investor for $50,000 with $28,000 cash received in late January, 1996 and the remaining $22,000 cash received in the middle of February, 1996.

13.    Subsequent Events:

       In April, 1996 the Company borrowed $100,000 from M. Shankman Comm., Inc. and subsequently forwarded this money to CFV in partial satisfaction of the TPO. These borrowed monies are intended to be repaid by the Company during the fiscal year ending January 31, 1997 including interest at 10% per annum.

       On April 30, 1996, the Company received $500,000 in financing from an investor, which enabled the Company to satisfy the CFV Temporary Protective Order and will allow the Company to facilitate the production of its vending machine. Additional financing of $750,000 was obtained on May 31, 1996. In May, 1996, 10,000,000 shares of the Company's restricted common stock were issued to an investor at $.05 per share for $500,000. The Company issued an additional 15,000,000 shares of its restricted common stock at $.05 per share upon receipt of $750,000.

14.    Common Stock Option Plan:

       The Company adopted incentive and nonqualified stock option plans for employees effective as of September 18, 1995. The plan also provides for stock options to be issued to non-employee directors based upon a formula set forth in the document. The incentive stock option plan is intended to qualify under Section 422 of the Internal Revenue Code. Under the terms of the plan, options to purchase common stock are granted at not less than the estimated fair market value at the date of the grant and are exercisable during specified future periods. There were no options granted as of January 31, 1996 to any executive officers, but non-employee directors received options to purchase 83,332 shares of common stock at an exercise price of $.12 per share.

       Adoption of SFAS 123 by the Company would require an expense of $9,999 in directors fees to be accrued for the 83,332 options at the fair value of $.12 on grant date.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS




                                     ASSETS

                                                                        OCTOBER 31,               JANUARY 31,
                                                                           1996                      1996
                                                                        -----------               -----------
                                                                        (UNAUDITED)
Current Assets:
   Cash                                                                  $   27,747               $     5,273
   Machine                                                                   70,000                    70,000
   Loans receivable - officer                                                50,000                    50,000
                                                                         ------------------------------------
         Total current assets                                               147,747                   125,273

Property and equipment, net                                                  25,088                    30,515
                                                                         ------------------------------------

                                                                         $  172,835                $  155,788
                                                                         ===========               ==========



    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
   Note payable                                                          $   25,000                $   25,000
   Note payable, shareholder/officer                                         50,000                    50,000
   Accounts payable and accrued expenses                                    669,686                   106,269
   Litigation settlements payable                                                                     443,014
                                                                         ------------------------------------
         Total current liabilities                                          744,686                   624,283
                                                                         ------------------------------------

Unearned revenue                                                            376,000                   356,000
                                                                         -----------               ----------

Stockholders' Deficiency:
   Common stock, $.01 par value; authorized
    100,000,000 shares; issued and outstanding
    93,963,594 shares at October 31, 1996 and
    77,000,495 at January 31, 1996                                          939,636                   770,005
   Additional paid-in capital                                             4,820,340                 5,591,470
   Deficit accumulated in development stage                              (6,707,827)               (5,093,970)
                                                                          -------------------------------------
                                                                           (947,851)                1,267,505
   Subscriptions receivable                                                                        (2,092,000)
                                                                           (947,851)                 (824,495)
                                                                          -------------------------------------

                                                                         $  172,835                $  155,788
                                                                         ====================================

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995
                                   (Unaudited)



                                                      THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                       1995               1996              1995                1996
                                                       ----               ----              ----                ----

Revenues                                            $         0         $         0      $         0        $         478
                                                    ------------        ------------     ------------       -------------

Costs and expenses:

Research, machine
 and product development                                 17,385               7,384           22,113              587,006
Selling, general and administrative                     314,025             364,068          771,579            1,020,925
                                                      -------------------------------------------------------------------
                                                        331,410             371,452          793,692            1,607,931
                                                      -------------------------------------------------------------------

Net loss before interest                               (331,410)           (371,452)        (793,692)          (1,607,453)

Interest expense                                          1,621               1,910           25,197                6,404
                                                     --------------------------------------------------------------------

Net loss                                              $(333,031)          $(373,362)       $(818,889)         $(1,613,857)
                                                      =============================        =========          ===========

Net loss per share of common stock                       $(.01)               $(.01)           $(.02)              $( .02)
                                                         ======               ======           ======              =======

Weighted average shares outstanding                 55,625,617           93,963,594       41,151,847           83,068,472
                                                   ============         ============     ============         ===========

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                   FOR THE NINE MONTHS ENDED OCTOBER 31, 1996
                                   (Unaudited)




                                                                                                             TOTAL
                                                                                                         STOCKHOLDERS'
                                                   COMMON            PAID-IN           RETAINED              EQUITY
                                                    STOCK           CAPITAL            EARNINGS           (DEFICIENCY)
                                                   -------------------------------------------------------------------
Balance, February 1, 1996                          $770,005         $5,591,470        $(5,093,970)          $1,267,505

Redemption of 20,700,000 shares
 issued to Acumen Services, Ltd.
 in September, 1995                                (207,000)        (1,863,000)                             (2,070,000)

Issued 37,163,100 shares                            361,631          1,031,870                               1,393,501

Issued 1,500,000 shares
 for services                                        15,000             60,000                                  75,000

Net loss for nine months                                                               (1,613,857)          (1,613,857)
                                                 -----------------------------------------------------------------------

                                                   $939,636         $4,820,340        $(6,707,827)         $  (947,851)
                                                   ====================================================================

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995
                                   (Unaudited)



                                                          THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                            1995              1996             1995              1996
                                                          ----------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                $ (333,031)        $(373,362)     $  (818,889)      $(1,613,857)
   Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation                                              1,580             1,809            4,740             5,427
      Issuance of common stock for services                   246,960                            421,714            75,000
   Changes in assets and liabilities:
      Other assets                                                                              (225,000)
      Unearned revenue                                       (100,000)                           (80,000)           20,000
      Accounts payable and accrued expenses                  (222,448)           99,902         (446,692)          120,404
                                                          ----------------------------------------------------------------
Net cash used by operating activities                        (406,939)         (271,651)      (1,144,127)       (1,393,026)
                                                          ----------------------------------------------------------------

Net cash flows used by investing activities:
   Purchase of property and equipment                          -0-               -0-              (5,604)          -0-
                                                          ----------------------------------------------------------------

Cash flows from financing activities:
   Issuance of common stock                                   415,000                          1,314,500         1,415,500
   Loan receivable, officer                                                                      (50,000)
   Repayment of note payable                                                                     (25,000)
   Note payable shareholder/officer                                                              (79,947)
                                                          ----------------------------------------------------------------
Net cash provided by financing activities                     415,000                          1,159,553         1,415,500
                                                          ----------------------------------------------------------------

Net increase (decrease) in cash                                 8,061          (271,651)           9,822            22,474
Cash, beginning balance                                         2,066           299,398              305             5,273
                                                          ----------------------------------------------------------------

Cash, ending balance                                      $    10,127       $    27,747       $   10,127       $    27,747
                                                          ================================================================

Supplemental disclosure of cash flow information:
   Cash paid for interest                                 $       360       $        20       $   22,636       $     1,363
                                                          ================================================================

Supplemental disclosures of non-cash financing activities:
   Issuance of common stock for services                  $   246,960       $    -0-          $  421,714       $    75,000
                                                          ================================================================
   Conversion of loan to common stock                     $    -0-          $    -0-          $   50,000       $    -0-
                                                          ================================================================

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995
                                   (Unaudited)




1.       Basis of presentation:

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and
         Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended October 31, 1996 are not necessarily indicative of the results that may be expected for the year ended January 31, 1997. The unaudited financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended January 31, 1996.

2.       Description of Business and Significant Accounting Policies:

         The Company is a development stage company since it has not completed designing, testing, and manufacturing its sole product, a vending machine which will cook and dispense french fries. The Company has incurred research and development costs from inception to October 31, 1996 totaling $1,346,110. The Company had entered into a manufacturing requirements agreement with Premier Design, Inc., a company which manufactures and assembles a variety of high technology equipment. The Company has determined that Premier will be unable to meet production requirements. The Company entered into an agreement with Premier to pay them $650,000 in research and development costs ($100,000 paid July, 1996; $550,000 due as of October 31, 1996). In exchange for 25% of research and development costs paid with the remaining balance paid over twelve months, Premier will assign one-half interest of the patents associated with the machine to Tasty Fries, Inc. This new agreement was executed by the Company to avoid significant costs from potential litigation proceedings and further delays in production of the machine. The additional research and development costs are reflected in the nine months loss figure. The President of the manufacturing company is a former Director of Tasty Fries, Inc. and the President of Tasty Fries, Inc. owns 50% of the manufacturing company. In June, 1996, the Company entered into a new manufacturing agreement with S&H Electronics, Inc. (a Pennsylvania corporation) to assemble the machines after the tooling phase is completed. From the corporation's date of inception, October 18, 1985, to date it has engaged in various business activities that were unprofitable. The Company has no revenues from operations, but does have immaterial revenues from operation of beta test machines. Its ability to continue as a going concern is dependent on the continuation of equity financing to fund the expenses related to successfully marketing the vending machine and resolving existing litigation (Note 5).

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995
                                   (Unaudited)




2.       Description of Business and Significant Accounting Policies
         (continued):

         Management is currently in negotiations with three separate funding sources to provide the working capital necessary to pay Premier and fund the tooling of the Machine. These funding sources will also assist the Company in manufacturing the first 50 machines and bring them to market, at which time the Company believes that sufficient cash will be generated to support its operations. Although management cannot assure the ultimate success of the above plan, it is reasonably confident that it will enable the Company to continue its business and grow modestly.

3.       Unearned Revenue:

         In May 1996 the Company received payments totaling $20,000 for the rights to distribute its machines in Israel, Egypt and Jordan.

4.       Issuance of Common Stock:

         There were no additional shares of common stock issued during the quarter ended October 31, 1996.

5.       Litigation:

         Former officers of the Company caused the Company to guarantee a lease for another corporation owned by them. The other corporation breached its lease obligation causing the landlord to assert a claim against the Company as guarantor for an amount due approximating $110,000. In October, 1994, the Company, without admitting any liability, settled the litigation assessment by paying the landlord $76,000. Upon payment of the $76,000, the Company was released as guarantor of the lease.

         On October 25, 1994, the Company received a copy of the award of the arbitrator in the American Arbitration Association matter of California Food & Vending, Inc. (CFV) vs. Tasty Fries, Inc. et.al. An award was rendered against the Company in the aggregate amount of $279,500 for domestic and international distribution fees owed to the plaintiff and $249,500 in compensatory damages. The award and compensatory damages totaling $529,000 have been recorded in the financial statements as of October 31, 1994. Payment (pursuant to a settlement agreement which supersedes the award) began in February 1995 and was satisfied in full in May, 1996.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995
                                   (Unaudited)




5.       Litigation (continued):

         The arbitration award also ordered (a) the enforcement of the terms of the Memorandum of Understanding dated March 17, 1992 and Joint Venture Agreement dated May 14, 1991 and (b) the issuance of on option to CFV for the purchase of 2,000,000 shares of the Company's common stock at an exercise price of $2.00 per share through March 17, 1997. In general, the terms provide for the payment by the Company of certain royalties, fees and profits to CFV in connection with future sales of Company vending machines and related products. The royalties, fees and profits payable in the future to CFV could become material, but there is no way to assign a dollar figure to this payable since it will be based on future Company sales. The Company is required to pay to CFV royalties of $350 per machine for the first 500 machines sold and 35% of the gross profit for machines sold thereafter. The Company will also have to pay CFV $.25 for each pound of potato product sold. These royalties will be expensed by the Company when incurred.

         In connection with the foregoing, an award was entered in favor of cross-claimant, which requires, among other things, that the Company issue 1,000,000 shares of unrestricted common stock to the cross-claimant. These 1,000,000 shares of common stock were accounted for in the financial statements at market value at the time of the award (October 25, 1994). The shares were not issued by the Company until June, 1996.

         On January 5, 1995 the arbitrator in the case of California Food and Vending, Inc. (CFV) vs. the Company awarded CFV and cross-claimant legal fees amounting to $94,963 and $4,099, respectively. In a addition, CFV was awarded one proto-type vending machine, which had a value of $7,000. The legal fees and the proto-type machine, totaling $106,062 were recorded in the financial statements. Payment pursuant to a settlement agreement which supersedes the award began in February, 1995 and was satisfied in full in May, 1996.

         On March 15, 1996, the Federal District Court for the Central District of California issued a Temporary Protective Order (TPO) against the Company since the Company defaulted on their February, 1996 installment payment to CFV. The TPO provided that any monies received by the Company currently, were to be paid to CFV until all monies due CFV were paid in full. The Company satisfied, in full, the CFV judgment in April and May, 1996 and rendered the TPO void.

         On May 23, 1995, an alleged former agent of the Company instituted a lawsuit against the Company and its former president, Gary Arzt, for breach of contract, quantum meruit, breach of verbal contract and requested damages in excess of $15,000 for unpaid commissions. The Company and Mr. Arzt responded to the lawsuit on September 29, 1995 denying the allegations. No date for trial has been set and the Company believes that the lawsuit is without merit and intends to vigorously defend this matter. Management believes that there will be no liability arising from this lawsuit.

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1996 AND 1995
                                   (Unaudited)




5.       Litigation (continued):

         On January 15, 1996, a lawsuit was instituted alleging breach of contract, fraudulent inducement and misrepresentation and violation of New Jersey law relating to consumer contracts. A settlement of this lawsuit occurred in July, 1996 and the Company agreed to register shares of the Company's common stock. This registration has not occurred and these shares will be recorded in the financial statements at fair market value at time of issuance. No provision has been recorded at the balance sheet date since the value of these shares to be issued is undeterminable and will not materially affect the Company's financial position.

         In September 1995, the Company entered into an agreement with Acumen Services, Ltd., an off-shore Abaco, Bahamas company, to purchase an aggregate of 21,500,000 shares of common stock at $.10 per share payable pursuant to a promissory note providing for payment upon the commencement of commercial production of the machine. The Company received $80,000 in December, 1995 from an unrelated third party who was issued shares of common stock. The balance of the remaining shares were canceled and returned to the Company's treasury in May, 1996 as a result of a dispute between the Company and Acumen.

         In January, 1996, the Company issued 1,000,000 shares to a third party individual investor for $50,000 with $28,000 cash received in late January, 1996 and the remaining $22,000 cash received in the middle of February, 1996.

===============================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING BEING MADE HEREBY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              --------------------
                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY..............................................................
SELECTED FINANCIAL DATA.........................................................
RISK FACTORS....................................................................
USE OF PROCEEDS.................................................................
DIVIDEND POLICY.................................................................
CAPITALIZATION..................................................................
DILUTION........................................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS -
  PLAN OF OPERATION.............................................................
BUSINESS........................................................................
LITIGATION......................................................................
EMPLOYEES.......................................................................
PROPERTIES......................................................................
MARKET FOR COMMON EQUITY........................................................
MANAGEMENT......................................................................
EXECUTIVE COMPENSATION..........................................................
PRINCIPAL SECURITYHOLDERS.......................................................
CERTAIN TRANSACTIONS............................................................
SELLING SECURITYHOLDERS.........................................................
DESCRIPTION OF SECURITIES.......................................................
PLAN OF DISTRIBUTION............................................................
LEGAL MATTERS...................................................................
EXPERTS.........................................................................
ADDITIONAL INFORMATION..........................................................
INDEX TO FINANCIAL STATEMENTS................................................F-1

         UNTIL , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
===============================================================================
===============================================================================

                                5,397,927 SHARES

                                TASTY FRIES, INC.

                                  COMMON STOCK

                                   ==========
                                   PROSPECTUS
                                   ==========

                                        ,  1997
===============================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XVI of the Company's Articles of Incorporation, as amended, provides that no director or officer shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of
Section 78.300 of the Nevada General Corporation Law ("NRS"). The provisions hereof shall not apply to or have any effect on the liability of any officer or director of the Company for or with respect to any acts or omissions of such person occurring prior to such amendment on July 29, 1991.

         The NRS provide for indemnification where a person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of a corporation), by reason of fact he is or was a Director, Officer, employee or agent of a corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Lack of good faith is not presumed from settlement or nolo contendere plea. Indemnification of expenses (including attorneys' fees) allowed in derivative actions except in the case of misconduct in performance of duty to the corporation unless the Court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). Determination that the person to be indemnified met applicable standards of conduct, if not made by the Court, is made by the Board of Directors by majority vote of a quorum consisting of the Directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The Corporation may purchase indemnity insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Filing Fee                                         $   235.96
                                                        ---------
NASD Filing Fee                                        $   577.87
                                                        ---------
Transfer Agent Fee*                                    $   750.00
                                                        ---------
Printing Costs (including stock certificates)*         $ 2,500.00
                                                        ---------
Legal fees and expenses*                               $70,000.00
                                                        ---------
Accounting fees and expenses*                          $20,000.00
                                                        ---------
Blue Sky fees and expenses*                            $     0.00
                                                        ---------

                                             TOTAL     $94,063.83
                                                        =========

------------
* Indicates expenses that have been estimated for the purpose of this filing.

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES.


         The following securities were sold by the Company within the past three
(3) years and prior to the date of filing of this Registration Statement. There were no underwriting discounts or commissions paid in connection with the issuance of any of these securities. The following share amounts give effect to the 1 for 20 reverse stock split effective December 23, 1996.

                   NAME                       SHARES SOLD                      AMOUNT OF                     DATE OF
                   ----                       -----------                    CONSIDERATION                    SALE
                                                                               CASH/OTHER                     ----
                                                                               ----------
Acumen Services, Ltd.(1)                   1,075,000                           (1)                            9/5/95

Samuel Balan                                  50,000                          Court Award                   10/24/94

Bundy & Associates, Inc.                       5,000                             $35,000                     7/19/94

Eric Cohen                                     9,000                         Loan to Company                12/21/94

Eric Cohen                                     4,500                         Loan to Company                  5/4/95

Robert Crowder                                50,000                            $100,000                    11/20/94

Warren Dean                                    6,667                             $35,000                     7/20/94

Echo Partnership                               6,667                             $35,000                     7/18/94

G.D. Fader                                     6,667                             $35,000                     7/19/94

Peter R. Fader                                12,500                            $20,000                      7/19/94

Chester A. Harberson                           5,000                         Loan to Company                  2/7/95

Chester A. Harberson                          31,250                            $50,000                      5/10/95

Chester A. Harberson                          31,250                            $50,000                       8/8/95

International Tasty Fries, Inc.               15,000                        Loan to Company                  3/16/95

International Tasty Fries, Inc.              500,000                      Conversion of Loan                 4/12/95
                                                                              and $625,000

Tony Jones                                     8,824                       Consulting Services              11/20/94

Dr. Albert Kofsky                              5,000                             $20,000                     9/15/94

Daniel & Juliana O'Connor,                     5,000                             $87,500                      9/6/94
JTWROS

Mickey Ogden(2)                               50,000                            $50,000                     10/10/95

John L. Patten                                 5,000                             $15,000                     9/27/94

PMGN, Inc.                                    50,000                            $100,000                     10/3/95

Jennifer Portman                               2,567                       Consulting Services               9/30/94

Jennifer Portman                               5,715                       Consulting Services              10/31/94

                                      II-3






T. Kent Rainey                                  6,650                             $22,500                      1/18/94

Morton J. Robinson & Jane                       5,000                             $35,000                      4/26/94
Robinson, TE

Whetstone Ventures Corp., Inc.                500,000                            $500,000                      4/30/96

Whetstone Ventures Corp., Inc.                750,000                            $750,000                      5/31/96

Jurgen A. Wolf(2)(3)                           50,000                        Reacquisition of                   9/5/96
                                                                            Distributorship

Jody L. Zoto                                    1,250                              $5,000                      9/15/94

Louis Zoto                                      5,000                             $20,000                      9/15/94

Stacey Desmond Zoto                             1,250                              $5,000                      9/15/94

Thomas M. Zoto                                  3,750                             $15,000                      9/25/94

------------
(1) The consideration for these shares was a minimum of $.10 per share; however, only 150,000 post-split shares were sold. Of the balance, 730,000 post-split shares were canceled in May 1996 and the balance of 195,000 post-split shares are the subject of ongoing litigation.


(2) Sold pursuant to Regulation S of the Securities Act of 1933, as amended.

(3) Transferred to Adelaide Vending (Canada) Ltd. for reacquisition by the Company of the Canadian distributorship. Mr. Wolf is a director of Adelaide Vending and its majority stockholder.

         Unless otherwise indicated, the sales set forth above are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, because (i) said transactions involved the issuance and sale by the Company of securities to financially sophisticated individuals who at the time of purchase were fully aware of the Company's activities, as well as its business and financial condition, (ii) there was no advertising for or general solicitation of investors, and (iii) when said securities were acquired for investment purposes, investors understood the ramifications of same. All certificates representing the shares issued by the Company as set forth herein, which are currently outstanding, have been properly legended.

ITEM 27.                    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.                DESCRIPTION
-----------                -----------
  3.0                      Articles of Incorporation, as amended**

  3.1                      Articles of Amendment to Articles of Incorporation of Tasty Fries, Inc. dated
                           December 16, 1996 changing the authorized common shares and the par value*

  3.2                      By-Laws**

  4.0                      Form of Warrant Agreement**

  5.0                      Opinion of Kipnis Tescher Lippman Valinsky & Kain as to the legality of the securities being registered for sale**

 10.0                      Employment Agreement dated as of October 1, 1994 by and between Tasty Fries,
                           Inc. and Edward C. Kelly*

 10.1                      Amendment to Employment Agreement between Tasty Fries, Inc. and Edward
                           C. Kelly, effective as of May 1, 1995*

 10.2                      Forrest Financial Corporation Vendor Agreement, as amended, dated November
                           20, 1996 with Tasty Fries, Inc.**

 10.3                      Manufacturing Agreement between Tasty Fries, Inc. and S&H Electronics, Inc.
                           dated August 22, 1996**

 10.4                      1995 Stock Option Plan*

 10.5                      Stock Purchase Agreement between Whetstone Ventures Corporation, Inc. and
                           Tasty Fries, Inc. dated April 30, 1996*

 10.6                      Agreement between the Company and Whetstone Ventures Corporation, Inc.
                           dated April 30, 1996**

 10.7                      Distribution Agreements**

 23.0                      Consent of Schiffman Hughes & Brown**

 24.1                      Consent of Kipnis Tescher Lippman Valinsky & Kain (included in Exhibit 5.0)**

 27.0                      Financial Data Schedule*

------------
   *       Previously filed
   **      Filed herewith

ITEM 28.          UNDERTAKINGS.

         The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a) To include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (b) To reflect in the Prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (c) To include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Company pursuant to Rule 424(b)(i) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (5) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned in the City of Blue Bell, State of Pennsylvania, on April 28, 1997.



                                TASTY FRIES, INC.

                                By      /S/ EDWARD C. KELLY
                                  ---------------------------------------
                                  Edward C. Kelly, Chief Executive
                                  Officer and Principal Financial Officer



         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                       TITLE                           DATE
          ---------                       -----                           ----


/S/EDWARD C. KELLY               President, Chief                 April 28, 1997
----------------------------     Executive Officer,
   Edward C. Kelly               Treasurer, and
                                 Chairman of the Board

/S/LEONARD J. KLARICH            Executive Vice                   April 28, 1997
----------------------------     President, Secretary
   Leonard J. Klarich            and Director


/S/JURGEN A. WOLF                Director                         April 28, 1997
----------------------------
   Jurgen A. Wolf



/S/IAN LAMBERT                   Director                         April 28, 1997
----------------------------
   Ian Lambert



/S/KURT R. ZIEMER                Director                         April 28, 1997
----------------------------
   Kurt R. Ziemer

                               INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION
-----------                -----------
  3.0                      Articles of Incorporation, as amended

  3.2                      By-Laws

  4.0                      Form of Warrant Agreement

  5.0                      Opinion of Kipnis Tescher Lippman Valinsky & Kain as to the legality of the securities being registered for sale

 10.2                      Forrest Financial Corporation Vendor Agreement, as amended, dated November
                           20, 1996 with Tasty Fries, Inc.

 10.3                      Manufacturing Agreement between Tasty Fries, Inc. and S&H Electronics, Inc.
                           dated August 22, 1996

 10.6                      Agreement between the Company and Whetstone Ventures Corporation, Inc.
                           dated April 30, 1996

 10.7                      Distribution Agreements

 23.0                      Consent of Schiffman Hughes & Brown
